Exhibit 2

FINANCIAL STATEMENTS OF JAPAN INTERNATIONAL COOPERATION AGENCY (“JICA”)

AND REPORTS OF THE INDEPENDENT AUDITOR

Independent Auditor’s Report

Mr. Akihiko Tanaka, President

Japan International Cooperation Agency

The Audit of the Financial Statements

Opinion

We have audited the accompanying financial statements of the general account of Japan International Cooperation Agency (the Agency), which comprise the balance sheet as at March 31, 2026 and the statements of administrative service operation cost, income, changes in net assets, and cash flows for the year then ended, and a summary of significant accounting policies and notes to the financial statements, and the accompanying supplementary schedules (except for the information described based on the financial statements and business reports relating to the associated public interest corporations).

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the general account of the Agency as at March 31, 2026, and its financial performance and its cash flows for the year then ended in accordance with accounting principles for incorporated administrative agencies generally accepted in Japan.

Basis for Opinion

We conducted our audit in accordance with auditing standards for incorporated administrative agencies generally accepted in Japan. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are independent of the Agency in accordance with the ethical requirements that are relevant to our audit of the financial statements in Japan, including those applicable to audits of financial statements of public interest entities, and we have fulfilled our other ethical responsibilities in accordance with these requirements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion. The basis includes the fact that no such fraud or error, or illegal acts, of the president, other executive officers or staff members that would result in material misstatement in the financial statements was found, to the extent that we conducted our audit. The audit we conducted is not intended to express an opinion on whether there was any fraud or error, or illegal acts, of the president, other executive officers or staff members, which would not result in material misstatement in the financial statements.

Other Information

The other information comprises the information included in the Annual Report that contains audited financial statements but does not include the financial statements and our auditor’s report thereon. President is responsible for preparation and disclosure of the other information. The Agency Auditor is responsible for overseeing the Agency’s reporting process of the other information.

Our opinion on the financial statements does not cover the other information and we do not express any form of assurance conclusion thereon.

In connection with our audit of the financial statements, our responsibility is to read the other information and, in doing so, consider whether the other information is materially inconsistent with the financial statements or our knowledge obtained in the audit or otherwise appears to be materially misstated.

If, based on the work we have performed, we conclude that there is a material misstatement of this other information, we are required to report that fact.

We have nothing to report in this regard.

Responsibilities of President, and the Agency Auditor for the Financial Statements

President is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles for incorporated administrative agencies generally accepted in Japan, and for such internal control as president determines is necessary to enable the preparation of financial statements that are free from material misstatement, whether due to fraud or error or illegal acts.

The Agency Auditor is responsible for overseeing the Agency’s financial reporting process.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, or illegal acts, and to issue an auditor’s report that includes our opinion. Misstatements can arise from fraud or error, or illegal acts, and are considered material if, individually or in the aggregate, they could reasonably be expected to influence the economic decisions of users taken on the basis of these financial statements.

As part of an audit in accordance with auditing standards for incorporated administrative agencies generally accepted in Japan, we exercise professional judgment and maintain professional skepticism throughout the audit. We also:

•

Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, or illegal acts, design and perform audit procedures responsive to those risks, and obtain audit evidence that is sufficient and appropriate to provide a basis for our opinion.

•

Consider internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances for our risk assessments, while the purpose of the audit of the financial statements is not expressing an opinion on the effectiveness of the Agency’s internal control.

•	Evaluate the appropriateness of accounting policies used and the reasonableness of accounting estimates and related disclosures made by president.

•

Evaluate the overall presentation, structure and content of the financial statements, including the disclosures, and whether the financial statements represent the underlying transactions and events in a manner that achieves fair presentation in accordance with accounting principles for incorporated administrative agencies generally accepted in Japan.

•

Plan and conduct audit with adequate attention being paid to the possibility that any fraud or error, or illegal acts, of the president, other executive officers or staff members may result in material misstatement in the financial statements.

We communicate with the Agency Auditor regarding, among other matters, the planned scope and timing of the audit and significant audit findings, including any significant deficiencies in internal control that we identify during our audit.

We also provide the Agency Auditor with a statement that we have complied with the ethical requirements regarding independence that are relevant to our audit of the financial statements in Japan, and to communicate with them all relationships and other matters that may reasonably be thought to bear on our independence, and where applicable, actions taken to eliminate threats or safeguards applied to reduce threats to an acceptable level.

Fee-related Information

The fees for the audits of the financial statements of the Agency and other services provided by us and other EY member firms for the year ended March 31, 2026 are 54 million yen and 394 million yen, respectively.

Interest Required to Be Disclosed by the Certified Public Accountants Act of Japan

Our firm and its designated engagement partners do not have any interest in the Agency which is required to be disclosed pursuant to the provisions of the Certified Public Accountants Act of Japan.

Ernst & Young ShinNihon LLC
Tokyo, Japan

September 25, 2026

/s/ Kenji Izawa
Kenji Izawa
Designated Engagement Partner
Certified Public Accountant

/s/ Takuya Kodama
Takuya Kodama
Designated Engagement Partner
Certified Public Accountant

/s/ Hiroshi Nishida
Hiroshi Nishida
Designated Engagement Partner
Certified Public Accountant

Balance Sheet

(as of March 31, 2026)

General Account

				(Unit: Yen)

Assets
I Current assets
Cash and deposits		209,919,892,088
Stored goods	565,079,409
Payments for uncompleted contracted programs	1,855,144,167	2,420,223,576

Advance payments		15,869,091,725
Prepaid expenses		101,550,175
Accrued income		57,327,680
Accounts receivable		2,542,284,569
Contra-accounts for provision for bonuses*		1,558,776,288
Short-term loans for development projects		6,500,000
Suspense payments		76,973,300
Advance paid		15,366,664

Total current assets			232,567,986,065

II Non-current assets
1 Tangible assets
Buildings	46,332,160,233
Accumulated depreciation	(23,197,592,544)	23,134,567,689

Structures	1,547,169,234
Accumulated depreciation	(1,226,581,867)	320,587,367

Machinery and equipment	264,126,449
Accumulated depreciation	(205,039,769)	59,086,680

Vehicles	2,415,937,570
Accumulated depreciation	(1,770,720,039)	645,217,531

Tools, furniture, and fixtures	2,256,182,929
Accumulated depreciation	(1,373,112,357)	883,070,572

Land	14,177,935,458
Accumulated impairment losses	(8,710,639)	14,169,224,819

Construction in progress		303,226,943

Total tangible assets		39,514,981,601
2 Intangible assets
Trademark rights		2,435,790
Telephone subscription rights		235,200
Software		2,531,347,167
Software in progress		519,864,467

Total intangible assets		3,053,882,624
3 Investments and other assets
Long-term deposits		152,000,000
Long-term loans for development projects		32,500,000
Long-term prepaid expenses		25,839,041
Prepaid pension expenses		5,211,415,559
Contra-accounts for provision for retirement benefits		10,756,107,413
Long-term guarantee deposits		1,621,361,994

Total investment and other assets		17,799,224,007

Total non-current assets			60,368,088,232

Total assets				292,936,074,297

Balance Sheet (Continued)

(as of March 31, 2026)

Liabilities
I Current liabilities
Operational grant liabilities*	46,939,019,949
Funds for grant aid	123,627,900,126
Donations received*	588,976,319
Accounts payable	46,131,813,381
Accrued expenses	240,529,937
Lease obligations	54,781,350
Advance payments received	2,197,343,331
Deposits received	163,232,761
Unearned revenue	403,700
Provision for bonuses	1,558,776,288

Total current liabilities		221,502,777,142

II Non-current liabilities
Contra-accounts for assets*	8,148,466,400
Long-term lease obligations	75,799,738
Provision for retirement benefits	10,756,107,413
Assets retirement obligations	400,758,930

Total non-current liabilities		19,381,132,481

Total liabilities			240,883,909,623

Net assets
I Capital
Government investment	61,152,034,684

Total capital		61,152,034,684

II Capital surplus
Capital surplus	13,380,355,439
Accumulated other administrative service operation costs*
Accumulated depreciation not included in expenses*	(22,627,016,047)
Accumulated impairment losses not included in expenses*	(8,710,639)
Accumulated interest expenses not included in expenses*	(6,889,486)
Accumulated disposal and sale differential not included in expenses*	(14,378,811,266)

Total capital surplus		(23,641,071,999)

III Retained earnings
Reserve fund carried over from the previous Mid-term Objective period*	1,763,059,806
Reserve fund	8,389,965,034
Unappropriated income for the current fiscal year	4,388,177,149

(Total income for the current fiscal year)	(4,388,177,149)
Total retained earnings		14,541,201,989

Total net assets			52,052,164,674

Total liabilities and net assets			292,936,074,297

*	Accounts prepared in accordance with special accounting practices of incorporated administrative agencies.

Statement of Administrative Service Operation Cost

(April 1, 2025-March 31, 2026)

General Account

			(Unit: Yen)
I	Expenses in the statement of income
	Operating expenses	292,969,664,496
	General administrative expenses	5,049,670,768
	Miscellaneous losses	39,702,388
	Extraordinary losses	47,277,325

	Total expenses in the statement of income		298,106,314,977

II	Other administrative service operation costs
	Depreciation not included in expenses*	462,696,698
	Interest expenses not included in expenses*	(54,866)
	Disposal and sale differential not included in expenses*	1,296,373,085

	Total other administrative service operation costs		1,759,014,917

III	Administrative service operation cost		299,865,329,894

* Accounts prepared in accordance with special accounting practices of incorporated administrative agencies.

Statement of Income

(April 1, 2025-March 31, 2026)

General Account

			(Unit: Yen)
Ordinary expenses
Operating expenses
Expenses for priority sectors and regions	90,286,190,541
Expenses for JICA Development Studies	5,573,230,415
Expenses for private sector partnership	2,797,651,321
Expenses for domestic partnership and acceptance of foreign human resources	19,744,260,881
Expenses for strengthen foundations for operational implementation	4,064,388,293
Expenses for indirect operations	45,141,659,138
Expenses for grant aid	123,675,166,624
Expenses for facilities	175,898,726
Expenses for contracted programs	6,210,267
Expenses for donation projects	171,222,681
Depreciation	1,333,785,609	292,969,664,496

General administrative expenses		5,049,670,768
Miscellaneous losses		39,702,388

Total ordinary expenses			298,059,037,652
Ordinary revenues
Revenues from operational grants*		173,553,837,557
Revenues from grant aid		123,675,166,624
Revenues from contracted programs
Revenues from contracted programs from Japanese government and local governments	6,046,194
Revenues from contracted programs from other entities	168,670	6,214,864

Revenues from development projects		100,724
Revenues from subsidy for facilities*		175,898,726
Donations*		171,222,681
Revenues from contra-accounts for provision for bonuses*		1,558,776,288
Revenues from contra-accounts for provision for retirement benefits*		(2,146,965,846)
Reversal of contra-accounts for assets*		1,519,710,198
Financial revenues
Interest income	420,940,496
Foreign exchange gains	155,612,825	576,553,321

Miscellaneous income		1,679,794,284

Total ordinary revenues			300,770,309,421

Ordinary income			2,711,271,769
Extraordinary losses
Loss on disposal of non-current assets		45,913,653
Loss on sales of non-current assets		1,363,672	47,277,325

Extraordinary income
Reversal of contra-accounts for assets*		43,356,355
Gain on sales of non-current assets		38,221,096	81,577,451

Net income			2,745,571,895

Reversal of reserve fund carried over from the previous Mid-term Objective period*			1,642,605,254

Total income for the current fiscal year			4,388,177,149

* Accounts prepared in accordance with special accounting practices of incorporated administrative agencies.

Statement of Changes in Net Assets

(April 1, 2025-March 31, 2026)

General Account	(Unit: Yen)

	I Capital		II Capital surplus						III Retained earnings (Loss carried forward )
	Government investment	Total capital	Capital surplus	Accumulated other administrative service operation cost				Total capital surplus	Reserve fund carried over from the previous Mid-term Objective period	Reserve fund			Total retained earnings (Loss carried forward)	Total net assets
				Accumulated depreciation not included in expenses	Accumulated impairment losses not included in expenses	Accumulated interest expenses not included in expenses	Accumulated disposal and sale differential not included in expenses				Unappropriated income for the current fiscal year (Unappropriated loss for the current fiscal year)	Total income for the current fiscal year (Total loss for the current fiscal year)

Balance at the beginning of the fiscal year	61,152,034,684	61,152,034,684	12,073,562,977	(22,164,319,349)	(8,710,639)	(6,944,352)	(13,082,438,181)	(23,188,849,544)	3,405,665,060	7,330,136,398	1,059,828,636		11,795,630,094	49,758,815,234

Changes during the period

I Changes in capital during the period

II Changes in capital surplus during the period

Purchase of non-current assets			1,306,792,462					1,306,792,462						1,306,792,462

Sale and retirement of non-current assets				727,489,904			(1,296,373,085)	(568,883,181)						(568,883,181)

Depreciation				(1,190,186,602)				(1,190,186,602)						(1,190,186,602)

Increase in asset retirement obligations due to passage of time						54,866		54,866						54,866

III Changes in retained earnings (loss carried forward) during the period

(1) Appropriation of income or loss

Increase in reserve fund derived from profit appropriation										1,059,828,636	(1,059,828,636)		—	—

(2) Others

Net income (Net loss)											2,745,571,895	2,745,571,895	2,745,571,895	2,745,571,895

Reversal of reserve fund carried over from the previous Mid-term Objective period									(1,642,605,254)		1,642,605,254	1,642,605,254	—	—

Total changes during the period	—	—	1,306,792,462	(462,696,698)	—	54,866	(1,296,373,085)	(452,222,455)	(1,642,605,254)	1,059,828,636	3,328,348,513	4,388,177,149	2,745,571,895	2,293,349,440

Balance at the end of the fiscal year	61,152,034,684	61,152,034,684	13,380,355,439	(22,627,016,047)	(8,710,639)	(6,889,486)	(14,378,811,266)	(23,641,071,999)	1,763,059,806	8,389,965,034	4,388,177,149	4,388,177,149	14,541,201,989	52,052,164,674

Statement of Cash Flows

(April 1, 2025-March 31, 2026)

General Account

(Unit: Yen)
I. Cash flows from operating activities
Payments of operating expenses	(160,654,289,290)
Payments for grant aid	(112,100,850,112)
Payments of personnel expenses	(17,050,820,934)
Payments for contracted programs	(855,186,504)
Payments for other operations	(904,182,762)
Proceeds from operational grants	156,051,951,000
Proceeds from grant aid	116,874,214,070
Proceeds from contracted programs	689,749,884
Proceeds from interest on loans	110,252
Proceeds from donations	317,572,146
Proceeds from other operations	2,551,298,328

Subtotal	(15,080,433,922)
Interest income received	420,436,390

Net cash used in operating activities	(14,659,997,532)

II. Cash flows from investing activities
Payments for purchase of non-current assets	(2,961,310,728)
Proceeds from sales of non-current assets	45,508,309
Proceeds from subsidy for facilities	2,052,347,577
Proceeds from collection of loans	6,500,000
Payments into time deposits	(629,250,000,000)
Proceeds from time deposit refund	634,300,000,000
Payments for purchase of negotiable deposits	(135,700,000,000)
Proceeds from refund of negotiable deposits	135,700,000,000

Net cash used in investing activities	4,193,045,158

III. Cash flows from financing activities
Repayments of lease obligations	(55,584,886)

Net cash used in financing activities	(55,584,886)

IV. Effect of exchange rate changes on funds	271,981,479
V. Net increase (decrease) in funds	(10,250,555,781)
VI. Funds at the beginning of the fiscal year	206,370,447,869

VII. Funds at the end of the fiscal year	196,119,892,088

Basis of Presenting Financial Statements

The Japan International Cooperation Agency (the “JICA”) was established in October 2003 pursuant to the Act on General Rules for Incorporated Administrative Agencies and the Act of the Incorporated Administrative Agency—Japan International Cooperation Agency. The fiscal year end of JICA is March 31. The accompanying financial statements of JICA as of March 31, 2026 have been prepared in accordance with accounting principles for incorporated administrative agencies generally accepted in Japan. These principles differ in many respects from the application and disclosure requirements of the accounting principles for business enterprises generally accepted in Japan. JICA’s operations are separated into two accounts for accounting purposes pursuant to Article 17 of the Act of the Incorporated Administrative Agency—Japan International Cooperation Agency (the “JICA Act”): (a) a General Account, which is largely funded by management grants from the Japanese government, and (b) a Finance and Investment Account, which is funded through capital contributions and borrowings from the Japanese government, bonds issued to investors and interest and revenues generated by JICA from loans disbursed. The financial statements are stated in Japanese yen, the currency of the country in which JICA is incorporated and operates.

Significant Accounting Policies

General Account

1. Revenue recognition method of operational grants

Revenue from operational grants is recognized in profit or loss on a systematic basis over the periods in which JICA recognizes based on the level of operational achievement.

The term-based revenue recognition method is applied for administrative operations except for the operations which have been specified as having a direct correlation between the operational achievement and operational grants.

Due to the difficulty to estimate the budget and terms, as well as to specify a correlation between the operational achievement and operational grants, the revenue from disaster relief operations, which are relief operations for unexpected disasters during the period, therefore it is recognized as the related expenses when incurred.

2. Depreciation method

(1) Tangible assets (except for lease assets)

Straight-line method

The useful lives of major assets are as follows:

Buildings:	1–50 years
Structures:	1–42 years
Machinery and equipment:	1–17 years
Vehicles:	2– 6 years
Tools, furniture, and fixtures:	1–15 years

The estimated depreciation costs for specific depreciable assets (Accounting Standards for Incorporated Administrative Agencies No. 87) and specific removal costs, etc., associated with asset retirement obligations (Accounting Standards for Incorporated Administrative Agencies No. 91) are indirectly deducted from capital surplus and reported as accumulated depreciation not included in expenses.

(2) Intangible assets (except for lease assets)

Straight-line method

Software used by JICA is depreciated over its useful life (5 years).

(3) Leased assets

Leased assets are depreciated by the straight-line method over the lease term. Depreciation for leased assets is calculated with zero residual value being assigned to the asset.

3. Provision for bonuses

Provision for bonuses is calculated and provided for based on estimated amounts of future payments attributable to the services that have been rendered by officers and employees applicable to the current fiscal year. Contra-accounts for provision for bonuses are equally accrued since the financial source is secured by operational grants.

4. Provision for retirement benefits

Provision for retirement benefits is calculated and provided for based on estimated amounts of future payments attributable to the retirement of employees. It is accrued in line with the retirement benefit obligations and estimated plan assets applicable to the fiscal year ended March 31, 2026. If the estimated plan assets exceed the estimated retirement benefit obligations, the excess is recorded as prepaid pension expenses. In calculating the retirement benefit obligations, the estimated amount of retirement benefit payments is attributed to the period based on the straight-line basis. The profit and loss appropriation method for actuarial differences and past service costs is as follows:

Actuarial differences are recognized as a lump-sum gain or loss in the fiscal year in which they occur.

Past service costs are recognized as a lump-sum gain or loss in the fiscal year in which they occur.

The financial source for lump-sum severance indemnities is secured by operational grants. The estimated amount of retirement benefits is reported as Provision for retirement benefits and Contra-accounts for provision for retirement benefits. Therefore, an equal amount is recorded for both accounts. The financial source for defined benefit corporate pension plan contributions and reserve shortfall is secured by operational grants. Therefore, an equal amount of Provision for retirement benefits is accrued as Contra-accounts for provision for retirement benefits.

5. Basis and standard for the accrual of allowance and loss contingencies

Allowance for loan losses

To provide for loan losses, JICA records the estimated amount of default as an allowance, taking into account the transition rate to delinquent loans for the ordinary loans. For doubtful loans, collectability is taken into consideration individually and the estimated amount of default is recorded as an allowance.

6. Standard and method for the valuation of inventories

Stored goods

Stored goods valuation is based on the lower of cost or market using the first-in, first-out (FIFO) method.

7. Translation standard for foreign currency-denominated assets and liabilities into yen

Foreign currency monetary claims and liabilities are translated into Japanese yen at the spot exchange rate at the balance sheet date. Exchange differences are recognized in profit or loss.

8. Accounting treatment for consumption taxes

Consumption taxes and local consumption taxes are included in transaction amounts.

9. Accounting principles and procedures to be adopted in cases where the accounting treatment is not clearly defined in the relevant accounting standards

Accounting treatment for grant aid

Funds received from the Japanese government for grant aid are recorded as Funds for grant aid in current liabilities at the time of receipt.

Subsequently, when funds are granted to the government of the recipient countries, in accordance with their purposes, they are recorded in operating expenses as Expenses for grant aid. The same amount is transferred from current liabilities to Revenues from grant aid in ordinary income.

Notes to the financial statements

General Account

(Balance Sheet)

1.	Donated funds for grant aid

Grant aid is received in the form of donated funds from the government of Japan. JICA administers this grant aid based on grant agreements with the government of the recipient country. At the end of the fiscal year 2025, the outstanding balance of unexecuted grant agreements stood at ¥270,969,057,460.

2.	Assets acquired through the investment from the government to Incorporated Administrative Agency

Of accumulated other administrative service operation cost, the amount of assets acquired through the investment from the government is ¥26,404,712,271.

(Statement of Administrative Service Operation Cost)

1.	Cost being borne by the public for the operation of Incorporated Administrative Agency

Administrative service operation cost	¥299,865,329,894

Self-revenues, etc.	¥(2,472,106,970)

Opportunity cost	¥886,301,625

Cost being borne by the public for the operation of Incorporated Administrative Agency	¥298,279,524,549

2.	Method for computing opportunity cost

(1) Interest rate used to compute opportunity cost concerning government investment

2.345% with reference to the yield of 10-year fixed-rate Japanese government bonds at March 31, 2026.

(2) Method for computing opportunity cost for public officers temporarily transferred to JICA

Of the estimated increase in retirement allowance during service rendered in JICA, costs are calculated in accordance with JICA’s internal rules.

(Statement of Cash Flows)

The funds shown in the statement of cash flows consist of cash, deposit accounts, and checking accounts.

1.	Breakdown of balance sheet items and ending balance of funds

(as of March 31, 2026)

Cash and deposits	¥209,919,892,088

Time deposits	¥(13,800,000,000)

Ending balance of funds	¥196,119,892,088

2. Description of significant non-cash transactions

(1) Assets acquired under finance leases

Tools, furniture, and fixtures	¥68,060,986

(Financial Instruments)

1. Status of financial instruments

The General Account’s fund management is limited to short-term deposits and public and corporate bonds while fund-raising consists mainly of operational grants approved by the competent minister. The General Account does not borrow from the government fund for Fiscal Investment and Loan Program (FILP), nor does it borrow funds from financial institutions or issue FILP Agency Bonds.

2. Fair value of financial instruments

Cash is excluded from the note, as well as Deposits and Accounts payable because they are settled in a short period, and thus their fair value approximates their carrying amount.

(Retirement benefits)

1. Overview of retirement benefit plans

To provide retirement benefits for employees, JICA has a defined benefit pension plan comprised of a defined benefit corporate pension plan and a lump-sum severance indemnity plan, and a defined contribution plan comprised of a defined contribution pension plan.

2. Defined benefit pension plan

(1) The changes in the retirement benefit obligation are as follows:

(Unit: Yen)

Retirement benefit obligation at the beginning of the fiscal year	22,114,355,374

Current service cost	884,834,530
Interest cost	192,163,026
Actuarial differences	(4,339,063,577)
Retirement benefit paid	(1,086,132,281)
Past service cost	0
Contribution by employees	58,664,430

Retirement benefit obligation at the end of the fiscal year	17,824,821,502

(2) The changes in the plan assets are as follows:

(Unit: Yen)

Plan assets at the beginning of the fiscal year	11,080,853,561

Expected return on plan assets	221,617,072

Actuarial differences	933,652,427

Contribution by JICA	394,326,903

Retirement benefit paid	(408,984,745)

Contribution by employees	58,664,430

Plan assets at the end of the fiscal year	12,280,129,648

(3) Reconciliation of the retirement benefit obligations and plan assets and provision for retirement benefits and prepaid pension expenses in the balance sheets

(Unit: Yen)

Funded retirement benefit obligation	7,068,714,089
Plan assets	(12,280,129,648)

Unfunded benefit obligations of funded pension plan	(5,211,415,559)
Unfunded benefit obligations of unfunded pension plan	10,756,107,413

Subtotal	5,544,691,854
Unrecognized actuarial differences	0
Unrecognized past service cost	0

Net amount of assets and liabilities in the balance sheets	5,544,691,854

Provision for retirement benefits	10,756,107,413
Prepaid pension expenses	5,211,415,559

Net amount of assets and liabilities in the balance sheets	5,544,691,854

(4) Components of retirement benefit expenses

(Unit: Yen)

Current service cost	884,834,530
Interest cost	192,163,026
Expected return on plan assets	(221,617,072)
Realized actuarial differences	(5,272,716,004)
Amortization of past service cost	0
Extraordinary additional retirement payments	0

Total	(4,417,335,520)

(5) Major components of plan assets

Percentages of components to the total are as follows:

Bonds	41%
Stocks	36%
General account of life insurance company	4%
Others	19%

Total	100%

(6) Method of determining the long-term expected rate of return on plan assets

The long-term expected rate of return on plan assets is determined based on components of plan assets, the actual historical returns, and market condition and other factors.

(7) Assumptions used

Principal assumptions used in actuarial calculations at the end of the fiscal year

Discount rate	Defined benefit corporate pension plan	2.74%

	Retirement benefits	2.48%

Long-term expected rate of return on plan assets		2.00%

3. Defined contribution plan

The amount of contribution required to be made to the defined contribution plan is ¥45,016,479.

(Lease transactions)

1. Future minimum lease payments related to operating lease transactions

Future minimum lease payments due within one year of the balance sheet date	¥6,218,968

Future minimum lease payments corresponding to periods more than one year from the balance sheet date	¥3,851,636

2. The impact of the finance lease transactions on the profit or loss in the current fiscal year was ¥5,777,797. Total income for the current fiscal year after the deduction of this amount was ¥4,382,399,352.

(Asset retirement obligations)

1. Overview of asset retirement obligations

In accordance with a building lease agreement, JICA has the obligation to restore the head office building to its original state. Restoration costs are reasonably estimated and recognized as asset retirement obligations.

2. Amount and calculation method of asset retirement obligations

The estimate for the asset retirement obligations assumes a five-year lease period for the projected period of use and a discount rate between (0.048)% and 0.529%.

3. Changes in the total amount of asset retirement obligations in the current fiscal year

(Unit: Yen)

Balance at the beginning of the fiscal year	400,813,796

Increase related to acquisition of tangible assets	0

Adjustment resulting from passage of time	(54,866)

Decrease due to settlement of asset retirement obligations	0

Balance at the end of the fiscal year	400,758,930

(Significant contractual liabilities)

The amount of Significant contractual liabilities that plan to pay from the following fiscal year is ¥3,785,926,320.

(Significant subsequent events)

Not applicable.

The Accompanying Supplementary Schedules

General Account

(1)

Details of acquisition and disposal of non-current assets, depreciation (including depreciation not included in expenses, in accordance with “No. 87, Accounting for the Depreciation of Specific Depreciable Assets” and “No. 91, Accounting for Specific Removal Costs, etc., associated with Asset Retirement Obligations”), and accumulated impairment losses

(Unit: Yen)
Type		Balance at the beginning of the period	Increase during the period	Decrease during the period	Balance at the end of the period	Accumulated depreciation		Accumulated impairment losses		Net assets at the end of the period	Remarks
							Depreciation during the period		Impairment losses during the period

Tangible assets (Depreciation included in expenses)	Buildings	4,510,835,014	120,267,211	23,167,455	4,607,934,770	1,898,985,617	272,761,302	0	0	2,708,949,153
	Structures	225,314,598	0	530,033	224,784,565	146,941,304	12,939,055	0	0	77,843,261
	Machinery and equipment	204,206,938	11,936,407	2,717,874	213,425,471	159,695,554	15,193,054	0	0	53,729,917
	Vehicles	2,432,356,278	169,385,582	188,793,017	2,412,948,843	1,768,030,185	135,059,795	0	0	644,918,658
	Tools, furniture, and fixtures	1,852,813,924	129,915,843	71,354,519	1,911,375,248	1,209,554,952	169,522,503	0	0	701,820,296
	Total	9,225,526,752	431,505,043	286,562,898	9,370,468,897	5,183,207,612	605,475,709	0	0	4,187,261,285

Tangible assets (Depreciation not included in expenses)	Buildings	41,713,715,902	1,302,340,009	1,291,830,448	41,724,225,463	21,298,606,927	1,176,072,910	0	0	20,425,618,536
	Structures	1,318,174,766	4,452,453	242,550	1,322,384,669	1,079,640,563	13,800,967	0	0	242,744,106
	Machinery and equipment	51,331,975	0	630,997	50,700,978	45,344,215	312,725	0	0	5,356,763
	Vehicles	2,988,727	0	0	2,988,727	2,689,854	0	0	0	298,873
	Tools, furniture, and fixtures	348,373,871	0	3,566,190	344,807,681	163,557,405	0	0	0	181,250,276
	Total	43,434,585,241	1,306,792,462	1,296,270,185	43,445,107,518	22,589,838,964	1,190,186,602	0	0	20,855,268,554

Tangible assets (Non-depreciable assets)	Land	14,177,935,458	0	0	14,177,935,458	0	0	8,710,639	0	14,169,224,819
	Construction in progress	443,556,443	149,394,110	289,723,610	303,226,943	0	0	0	0	303,226,943
	Total	14,621,491,901	149,394,110	289,723,610	14,481,162,401	0	0	8,710,639	0	14,472,451,762

Total tangible assets	Buildings	46,224,550,916	1,422,607,220	1,314,997,903	46,332,160,233	23,197,592,544	1,448,834,212	0	0	23,134,567,689
	Structures	1,543,489,364	4,452,453	772,583	1,547,169,234	1,226,581,867	26,740,022	0	0	320,587,367
	Machinery and equipment	255,538,913	11,936,407	3,348,871	264,126,449	205,039,769	15,505,779	0	0	59,086,680
	Vehicles	2,435,345,005	169,385,582	188,793,017	2,415,937,570	1,770,720,039	135,059,795	0	0	645,217,531
	Tools, furniture, and fixtures	2,201,187,795	129,915,843	74,920,709	2,256,182,929	1,373,112,357	169,522,503	0	0	883,070,572
	Land	14,177,935,458	0	0	14,177,935,458	0	0	8,710,639	0	14,169,224,819
	Construction in progress	443,556,443	149,394,110	289,723,610	303,226,943	0	0	0	0	303,226,943
	Total	67,281,603,894	1,887,691,615	1,872,556,693	67,296,738,816	27,773,046,576	1,795,662,311	8,710,639	0	39,514,981,601

Intangible assets (Depreciation included in expenses)	Trademark rights	11,290,558	0	0	11,290,558	8,854,768	384,599	0	0	2,435,790
	Software	6,773,017,267	1,127,786,267	175,940,566	7,724,862,968	5,193,515,801	727,925,301	0	0	2,531,347,167
	Total	6,784,307,825	1,127,786,267	175,940,566	7,736,153,526	5,202,370,569	728,309,900	0	0	2,533,782,957

Intangible assets (Depreciation not included in expenses)	Trademark rights	1,139,550	0	0	1,139,550	1,139,550	0	0	0	0
	Total	1,139,550	0	0	1,139,550	1,139,550	0	0	0	0

Intangible assets (Non-depreciable assets)	Telephone subscription rights	338,100	0	102,900	235,200	0	0	0	0	235,200
	Software in progress	946,477,464	427,536,979	854,149,976	519,864,467	0	0	0	0	519,864,467
	Total	946,815,564	427,536,979	854,252,876	520,099,667	0	0	0	0	520,099,667

Total intangible assets	Trademark rights	12,430,108	0	0	12,430,108	9,994,318	384,599	0	0	2,435,790
	Telephone subscription rights	338,100	0	102,900	235,200	0	0	0	0	235,200
	Software	6,773,017,267	1,127,786,267	175,940,566	7,724,862,968	5,193,515,801	727,925,301	0	0	2,531,347,167
	Software in progress	946,477,464	427,536,979	854,149,976	519,864,467	0	0	0	0	519,864,467
	Total	7,732,262,939	1,555,323,246	1,030,193,442	8,257,392,743	5,203,510,119	728,309,900	0	0	3,053,882,624

	Long-term deposits	2,000,000	150,000,000	0	152,000,000	0	0	0	0	152,000,000

Investments and other assets	Long-term loans for development projects	39,000,000	0	6,500,000	32,500,000	0	0	0	0	32,500,000
	Long-term prepaid expenses	93,874	61,855,877	36,110,710	25,839,041	0	0	0	0	25,839,041
	Expected amount to be granted from the national budget	443,520	0	443,520	0	0	0	0	0	0
	Long-term guarantee deposits	1,595,066,012	84,933,298	58,637,316	1,621,361,994	0	0	0	0	1,621,361,994
	Prepaid pension expenses	2,439,400,446	2,772,015,113	0	5,211,415,559	0	0	0	0	5,211,415,559
	Contra-accounts for provision for retirement benefits	13,472,902,259	(2,039,647,310)	677,147,536	10,756,107,413	0	0	0	0	10,756,107,413
	Total	17,548,906,111	1,029,156,978	778,839,082	17,799,224,007	0	0	0	0	17,799,224,007

(Note) Contra-accounts for provision for retirement benefits is described in No. 4 of Significant Accounting Policies.

(2) Details of inventories

							(Unit: Yen)

Type	Balance at the beginning of the period	Increase during the period		Decrease during the period		Balance at the end of the period	Remarks
		Purchase, manufacturing and transfer for the current fiscal year	Others	Delivery and transfer	Others

Stored goods	794,103,958	0	0	229,024,549	0	565,079,409

Stockpile	794,103,958	0	0	229,024,549	0	565,079,409

Japan	51,423,676	0	0	50,064,076	0	1,359,600

USA	151,990,728	0	0	28,822,405	0	123,168,323

Republic of Singapore	288,123,402	0	0	85,071,952	0	203,051,450

UAE	291,961,041	0	0	65,066,116	0	226,894,925

Republic of Palau	5,614,605	0	0	0	0	5,614,605

Republic of Marshall Islands	4,990,506	0	0	0	0	4,990,506

Payments for uncompleted contracted programs	1,112,121,012	743,023,155	0	0	0	1,855,144,167

Total	1,906,224,970	743,023,155	0	229,024,549	0	2,420,223,576

(3) Details of loans

(Unit: Yen)

Classification	Balance at the beginning of the period	Increase during the period	Decrease during the period		Balance at the end of the period	Remarks
			Collection	Others

Other short-term loans

Loans for development projects	6,500,000	6,500,000	6,500,000	0	6,500,000

Subtotal	6,500,000	6,500,000	6,500,000	0	6,500,000

Other long-term loans

Loans for development projects	39,000,000	0	0	6,500,000	32,500,000

Subtotal	39,000,000	0	0	6,500,000	32,500,000

Total	45,500,000	6,500,000	6,500,000	6,500,000	39,000,000

(Note)	“Others” shown under “Decrease during the period” is due to transfer from long-term to short-term loans.`

(4) Details of provisions

(Unit: Yen)

Classification	Balance at the beginning of the period	Increase during the period	Decrease during the period		Balance at the end of the period	Remarks
			Intended use	Others

Provision for bonuses	1,418,011,853	1,558,776,288	1,418,011,853	0	1,558,776,288

Total	1,418,011,853	1,558,776,288	1,418,011,853	0	1,558,776,288

(5) Details of allowance for loan losses, etc.

							(Unit: Yen)
Classification	Balance of loans, etc.			Balance of allowance for loan losses			Remarks
	Balance at the beginning of the period	Increase or decrease during the period	Balance at the end of the period	Balance at the beginning of the period	Increase or decrease during the period	Balance at the end of the period

Short-term loans for development projects	6,500,000	0	6,500,000	0	0	0

Ordinary loans	6,500,000	0	6,500,000	0	0	0	Breakdown of the preservation of claims for the year-end balance of loans is as follows: Joint and several guarantee ¥6,500,000

Long-term loans for development projects	39,000,000	(6,500,000)	32,500,000	0	0	0

Ordinary loans	39,000,000	(6,500,000)	32,500,000	0	0	0	Breakdown of the preservation of claims for the year-end balance of loans is as follows: Joint and several guarantee ¥32,500,000

Total	45,500,000	(6,500,000)	39,000,000	0	0	0

(Note)	Standard for appropriation of allowance for loan losses is described in No. 5 of Significant Accounting Policies.

(6) Details of provision for retirement benefits

					(Unit: Yen)

Classification	Balance at the beginning of the period	Increase during the period	Decrease during the period	Balance at the end of the period	Remarks
Total retirement benefit obligations	22,114,355,374	(3,203,401,591)	1,086,132,281	17,824,821,502
Retirement benefits	13,472,902,259	(2,039,647,310)	677,147,536	10,756,107,413
Defined benefit corporate pension plan	8,641,453,115	(1,163,754,281)	408,984,745	7,068,714,089
Unrecognized past service cost and unrecognized actuarial differences	0	0	0	0
Plan assets	11,080,853,561	1,608,260,832	408,984,745	12,280,129,648
Provision for retirement benefits	13,472,902,259	(2,039,647,310)	677,147,536	10,756,107,413
Prepaid pension expenses	2,439,400,446	2,772,015,113	0	5,211,415,559

(7) Details of asset retirement obligations

					(Unit: Yen)

Classification	Balance at the beginning of the period	Increase during the period	Decrease during the period	Balance at the end of the period	Remarks
Obligations of restoration to original state based on a building lease agreement	400,813,796	0	54,866	400,758,930	Specified expenses in Accounting Standards for Incorporated Administrative Agencies No. 91

(8) Details of capital surplus

					(Unit: Yen)

Classification	Balance at the beginning of the period	Increase during the period	Decrease during the period	Balance at the end of the period	Remarks
Facility expenses	8,138,261,877	1,306,792,462	0	9,445,054,339	Increase due to acquisition of non-current assets
Operational grants	98,208,983	0	0	98,208,983
Donations and others	2,000,000	0	0	2,000,000
Capital reduction	3,605,147,304	0	0	3,605,147,304
Specified assets in Accounting Standards for Incorporated Administrative Agencies No. 87	(122,494,000)	0	0	(122,494,000)
Lease contracts	(113,690,859)	0	0	(113,690,859)
Reserve fund carried over from the previous Mid-term Objective period	466,129,672	0	0	466,129,672
Total	12,073,562,977	1,306,792,462	0	13,380,355,439

(9) Details of operational grant liabilities, transfer for the current period, etc.

1. Details of changes in operational grant liabilities	(Unit: Yen)

Balance at the beginning of the period	Operational grants for the current period	Transfer for the current period				Offset by contra- accounts for provision	Balance at the end of the period

		Revenues from operational grants	Contra-accounts for assets funded by operational grants	Capital surplus	Subtotal
67,544,806,217	156,051,951,000	173,553,837,557	1,116,058,858	0	174,669,896,415	1,987,840,853	46,939,019,949

2. Details of the transfer amount from operational grant liabilities and the main usage

(1) Details of the transfer amount to operational grant revenue and the main usage			(Unit: Yen)

Classification	Revenues from operational grants	Main usages of operational grants
		Expenses	Main usages
Transfer based on operation achievement method
Priority development cooperation issues	123,107,718,404	123,107,340,674	Personnel expenses: ¥12,006,427,482, Outsourcing expenses: ¥56,574,407,943, Other expenses: ¥54,526,505,249
JICA Development Studies	7,216,365,009	7,229,550,871	Personnel expenses: ¥741,138,666, Outsourcing expenses: ¥689,981,610, Other expenses: ¥5,798,430,595
Partnerships with the private sector	3,656,474,697	3,656,474,697	Personnel expenses: ¥372,036,936, Outsourcing expenses: ¥2,479,961,199, Other expenses: ¥804,476,562
Partnerships with various development partners	25,204,983,388	25,204,983,388	Personnel expenses: ¥2,625,628,959, Fees paid to experts: ¥8,390,661,006, Other expenses: ¥14,188,693,423
Strengthen foundations for operational implementation	4,042,538,732	4,041,773,001	Personnel expenses: ¥540,490,002, Fees paid to experts: ¥2,217,155,264, Other expenses: ¥1,284,127,735
Transfer based on term method
Common	9,528,690,451	9,329,947,573	Rents: ¥615,795,547, Outsourcing expenses: ¥11,330,313, Other expenses: ¥8,702,821,713
Transfer based on the related expenses are incurred
Disaster relief activities	797,066,876	797,066,876	Outsourcing expenses: ¥163,237,388, Rents: ¥84,596,114, Other expenses: ¥549,233,374
Total	173,553,837,557	173,367,137,080

(2) Details of transfer amount to contra-accounts for assets funded by operational grants and main usages	(Unit: Yen)

Segment	Transfer amount to contra-accounts for assets funded by operational grants
	Transfer amount	Main usages
Priority development cooperation issues	407,838,666	Vehicles: ¥117,464,726 Software: ¥113,002,748 Others: ¥177,371,192
JICA Development Studies	24,397,779	Vehicles: ¥7,250,921 Software: ¥6,975,489 Others: ¥10,171,369
Partnerships with the private sector	12,247,202	Vehicles: ¥3,639,818 Software: ¥3,501,557 Others: ¥5,105,827
Partnerships with various development partners	111,087,091	Vehicles: ¥25,687,806 Software: ¥24,712,038 Others: ¥60,687,247
Strengthen foundations for operational implementation	191,498,004	Software: ¥93,732,816 Software in progress: ¥80,245,229 Others: ¥17,519,959
Common	368,990,116	Software in progress: ¥316,034,918 Software: ¥40,961,827 Others: ¥11,993,371
Total	1,116,058,858

Continued from the previous page

3. Details of offset by contra-accounts for provision		(Unit: Yen)
Segment	Offset by provision of allowance
	Offset amount	Details of offset
Priority development cooperation issues	879,890,891	Contra-accounts for provision for bonuses: ¥ 879,890,891
JICA Development Studies	54,314,338	Contra-accounts for provision for bonuses: ¥ 54,314,338
Partnerships with the private sector	27,264,722	Contra-accounts for provision for bonuses:¥27,264,722
Partnerships with various development partners	197,540,962	Contra-accounts for provision for bonuses: ¥ 197,540,962
Strengthen foundations for operational implementation	96,550,055	Contra-accounts for provision for bonuses: ¥ 96,550,055
Common	732,279,885	Contra-accounts for provision for bonuses: ¥ 162,450,885 Contra-accounts for provision for retirement benefits: ¥569,829,000
Total	1,987,840,853
4. Details of the balance of operational grant liabilities		(Unit: Yen)
Balance of operational grant liabilities		Expected usage
Balance in relation to operations to which the revenue recognition method based on operation achievement is applied	46,001,289,717

The balance of operational grant liabilities carried forward to the next fiscal year and its expected usage are as follows.

(1)Priority development cooperation issues

A part of technical cooperation projects and training programs to solve development issues in developing regions will be implemented in the next fiscal year due to the circumstances of the partner countries and delays in equipment procurement and others. Hence, ¥40,374,532,803 (including advanced payments and others ¥10,749,713,143) will be transferred to revenue in the next fiscal year.

(2)JICA Development Studies

Prepaid payments and others ¥2,824,344 will be transferred to revenue in the next fiscal year.

(3)Partnerships with the private sector

In partnerships with the private sectors which promote development cooperation using private sector’s technologies, products, systems, funds, etc., small business, and SDGs support projects, a part of research and demonstration projects will be implemented in the next fiscal year due to the circumstances of the partner countries. Hence, ¥325,486,531 (including advanced payments and others ¥188,951,141) will be transferred to revenue in the next fiscal year.

(4)Partnerships with various development partners

In volunteer programs which promote citizens to participate in development cooperation and science and technology cooperation, a part of the cooperation programs will be implemented in the next fiscal year due to the coordination requirements with the contracting party and project stakeholders. Hence, ¥5,300,819,836 (including advanced payments and others ¥4,681,159,284) will be transferred to revenue in the next fiscal year.

(5)Strengthen foundations for operational implementation

In promotion development to promote the strengthen foundations for operational implementation, a part of the programs will be implemented in the next fiscal year due to circumstances of the partner countries. Hence, ¥118,130,601 (including advanced payments and others ¥ 44,420,692) will be transferred to revenue in the next fiscal year.

Of the total amount of (1) to (5), which is ¥46,121,794,115, the amount of ¥120,504,398 spent in excess of the allocated amount in the current fiscal year, totaling ¥46,001,289,717, will be carried over to the next fiscal year.

Balance in relation to operations to which the revenue recognition method based on percentage of completion is applied	99,141,282	The revenue recognition method based on percentage of completion is applied for the disaster relief activities that occurred unexpectedly during the fiscal year. The carried over balance of Operational grant liabilities will be transferred to revenue in the next fiscal year.
Undistributed amount, etc.	838,588,950	Amount spent in excess of the allocated amount during the current mid-term target period: ¥838,588,950 (Due to a lack of financial resources, revenue is expected to be recognized in the final fiscal year of the medium-term target period, pursuant to Article 81, Paragraph 4 of the accounting standards)
Total	46,939,019,949

(10) Details of facility expenses

(Unit: Yen)

		Breakdown of the accounting treatment mentioned on the left side				Remarks
Classification	Amount granted in the current period	Contra-accounts for construction in progress funded by subsidy for facilities	Capital surplus	Revenues from subsidy for facilities	Expected amount to be granted from the national budget

Program to improve domestic offices	1,361,748,178	60,063,658	1,125,342,274	175,898,726	443,520

Total	1,361,748,178	60,063,658	1,125,342,274	175,898,726	443,520

(11) Details of remunerations and salaries of officers and employees

(Unit: Thousands of yen, persons)

Classification	Remunerations or salaries		Retirement benefits
	Payment amount	Number of people	Payment amount	Number of people

Officers	(4,370)	(1)	(-)	(-)
	181,283	12	11,836	3

Employees	(2,676)	(1)	(-)	(-)
	18,218,167	1,972	665,311	67

Total	(7,046)	(2)	(-)	(-)
	18,399,450	1,984	677,148	70

(Notes)

1. Payment standard of remunerations and retirement benefits to officers

Remunerations and retirement benefits to officers are paid based on “Rules on Remuneration for Officers” and “Rules on Retirement Benefits for Officers” in place for Incorporated Administrative Agency - Japan International Cooperation Agency.

2. Payment standard of salaries and retirement benefits to employees

Salaries and retirement benefits to employees are paid based on “Rules on Salaries for Employees” and “Rules on Retirement Benefits for Employees” in place for Incorporated Administrative Agency - Japan International Cooperation Agency.

3. Number of people As for the number of people to whom remunerations or salaries are paid, the average number of JICA officers and employees during the period is used.

4. Others Figures in parentheses ( ) indicate the number of part-time officers or employees classified as external members.

(12) Segment information to be disclosed

											(Unit: Yen)

Classification	(1) Priority development cooperation issues	(2) JICA Development Studies	(3) Partnerships with the private sector	(4) Partnerships with various development partners	(5) Strengthen foundations for operational implementation	(6) Grant aid	(7) Contracted programs	(8) Other operations	Subtotal	(9) Corporate common expenses, etc.	Total
I. Administrative service operation cost
Expenses in the statement of income	123,566,265,897	7,627,559,289	3,828,883,741	27,022,123,486	5,562,548,176	123,675,166,624	6,210,267	171,222,681	291,459,980,161	6,646,334,816	298,106,314,977
Other administrative service operation costs
Depreciation not included in expenses	—	—	—	—	—	—	—	—	—	462,696,698	462,696,698
Interest expenses not included in expenses	—	—	—	—	—	—	—	—	—	(54,866)	(54,866)
Disposal and sale differential not included in expenses	—	—	—	—	—	—	—	—	—	1,296,373,085	1,296,373,085
Total other administrative service operation costs	—	—	—	—	—	—	—	—	—	1,759,014,917	1,759,014,917
Administrative service operation cost	123,566,265,897	7,627,559,289	3,828,883,741	27,022,123,486	5,562,548,176	123,675,166,624	6,210,267	171,222,681	291,459,980,161	8,405,349,733	299,865,329,894
II. Cost being borne by the public for the operation of Incorporated Administrative Agency	122,831,903,897	7,627,559,289	3,828,883,741	27,022,123,486	5,562,548,176	123,675,166,624	(4,597)	0	290,548,180,616	7,731,343,933	298,279,524,549
III. Operating expenses, revenues, and profits and losses Operating expenses	123,566,265,897	7,627,559,289	3,828,883,741	27,022,123,486	5,562,548,176	123,675,166,624	6,210,267	171,222,681	291,459,980,161	175,898,726	291,635,878,887
Outsourcing expenses	57,119,114,804	689,981,610	2,488,522,865	7,442,255,418	712,451,664	0	355,300	44,807,606	68,497,489,267	11,331,993	68,508,821,260
Fees paid to experts	21,026,827,394	641,067,598	321,803,241	8,589,948,257	2,217,155,264	0	5,222,200	106,656,127	32,908,680,081	0	32,908,680,081
Travelling and transportation expenses	2,391,031,118	147,594,746	74,089,640	522,883,310	107,636,382	0	0	0	3,243,235,196	0	3,243,235,196
Personnel expenses	12,006,427,482	741,138,666	372,036,936	2,625,628,959	540,490,002	0	0	0	16,285,722,045	0	16,285,722,045
Rents	1,730,901,411	106,845,934	53,634,544	378,522,660	77,919,507	0	0	0	2,347,824,056	0	2,347,824,056
Fund provision	0	0	0	0	0	123,675,166,624	0	0	123,675,166,624	0	123,675,166,624
Other expenses	29,291,963,688	5,300,930,735	518,796,515	7,462,884,882	1,906,895,357	0	632,767	19,758,948	44,501,862,892	164,566,733	44,666,429,625
General administrative expenses	—	—	—	—	—	—	—	—	—	5,049,670,768	5,049,670,768
Fees paid to experts	—	—	—	—	—	—	—	—	—	727,117,336	727,117,336
Travelling and transportation expenses	—	—	—	—	—	—	—	—	—	615,886,877	615,886,877
Rents	—	—	—	—	—	—	—	—	—	740,253,059	740,253,059
Other expenses	—	—	—	—	—	—	—	—	—	2,966,413,496	2,966,413,496
Depreciation	—	—	—	—	—	—	—	—	—	1,333,785,609	1,333,785,609
Miscellaneous losses	0	0	0	0	0	0	0	0	0	39,702,388	39,702,388
Total	123,566,265,897	7,627,559,289	3,828,883,741	27,022,123,486	5,562,548,176	123,675,166,624	6,210,267	171,222,681	291,459,980,161	6,599,057,491	298,059,037,652

Operating revenues
Revenues from operational grants	123,107,718,404	7,216,365,009	3,656,474,697	25,204,983,388	4,839,605,608	0	0	0	164,025,147,106	9,528,690,451	173,553,837,557
Revenues from grant aid	0	0	0	0	0	123,675,166,624	0	0	123,675,166,624	0	123,675,166,624
Revenues from contracted programs	0	0	0	0	0	0	6,214,864	0	6,214,864	0	6,214,864
Revenues from on development projects	0	0	0	0	0	0	0	0	0	100,724	100,724
Revenue from subsidy for facilities	0	0	0	0	0	0	0	0	0	175,898,726	175,898,726
Donations	0	0	0	0	0	0	0	171,222,681	171,222,681	0	171,222,681
Reversal of contra-accounts for assets	0	0	0	0	190,465,127	0	0	0	190,465,127	1,329,245,071	1,519,710,198
Revenues from contra-accounts for provision for bonuses	0	0	0	0	0	0	0	0	0	1,558,776,288	1,558,776,288
Revenues bonuses from contra-accounts for provision for retirement benefits	0	0	0	0	0	0	0	0	0	(2,146,965,846)	(2,146,965,846)
Financial revenues	0	0	0	0	0	0	0	0	0	576,553,321	576,553,321
Miscellaneous income	734,362,000	0	0	0	0	0	0	0	734,362,000	945,432,284	1,679,794,284
Total	123,842,080,404	7,216,365,009	3,656,474,697	25,204,983,388	5,030,070,735	123,675,166,624	6,214,864	171,222,681	288,802,578,402	11,967,731,019	300,770,309,421

Operating income or loss	275,814,507	(411,194,280)	(172,409,044)	(1,817,140,098)	(532,477,441)	0	4,597	0	(2,657,401,759)	5,368,673,528	2,711,271,769

IV. Extraordinary income or losses, etc.
Extraordinary losses	0	0	0	0	0	0	0	0	0	47,277,325	47,277,325
Extraordinary income	0	0	0	0	0	0	0	0	0	81,577,451	81,577,451
Net income or loss	275,814,507	(411,194,280)	(172,409,044)	(1,817,140,098)	(532,477,441)	0	4,597	0	(2,657,401,759)	5,402,973,654	2,745,571,895
Reversal of reserve fund carried over from the previous Mid-term Objective period	1,063,871,694	0	11,893,147	565,999,956	0	0	0	0	1,641,764,797	840,457	1,642,605,254
Total income or loss for the current fiscal year	1,339,686,201	(411,194,280)	(160,515,897)	(1,251,140,142)	(532,477,441)	0	4,597	0	(1,015,636,962)	5,403,814,111	4,388,177,149

V. Total assets
Cash and deposits	0	0	0	0	0	150,231,056,218	822,361,883	230,334,901	151,283,753,002	58,636,139,086	209,919,892,088
Advance payments	10,791,882,274	0	203,532,993	4,830,885,862	38,927,506	0	3,863,090	0	15,869,091,725	0	15,869,091,725
Buildings	0	0	0	0	0	0	0	0	0	23,134,567,689	23,134,567,689
Other assets	248,063,406	310,279,730	4,968,695	132,283,034	577,362,238	44,590,389	1,873,575,936	39,514,157	3,230,637,585	40,781,885,210	44,012,522,795
Total	11,039,945,680	310,279,730	208,501,688	4,963,168,896	616,289,744	150,275,646,607	2,699,800,909	269,849,058	170,383,482,312	122,552,591,985	292,936,074,297

Continued from the previous page

(Note)  1. Segment classification and main descriptions

Operations are classified into seven segments in accordance with descriptions of the Mid-term Plan based on operations specified in Article 13 of the Act of the Incorporated Administrative Agency - Japan International Cooperation Agency.

Operations in relation to donations and operations prescribed in Article 13 are organized as other operations.

1) Priority development cooperation issues

2) JICA Development Studies

3) Partnerships with the private sector

4) Partnerships with various development partners

5) Strengthen foundations for operational implementation

6) Grant aid

7) Contracted programs

2. Disclosure of operating expenses

(1) Operating expenses are classified in Operating expenses in the Statement of Income according to their nature. Items that account for less than 5% of the total amount allocated to each segment are included in Other expenses.

The relationship between Operating expenses in this list and Operating expenses in the Statement of Income is as follows:

1) Priority development cooperation issues: amount of expenses for priority sectors and region

2) JICA Development Studies: amount of expenses for JICA Development Studies

3) Partnerships with the private sector: amount of expenses for private sector partnership

4) Partnerships with various development partners: amount of expenses for domestic partnerships and foreign human resources programs

5) Strengthen foundations for operational implementation: amount of expenses for strengthen foundations for operational implementation

6) Grant aid: amount of expenses for grant aid

7) Contracted programs: amount of expenses for contracted programs

8) Other operations: amount of expenses for donation projects

9) Corporate common expenses, etc.: amounts of facility expenses

(2) Personnel expenses and Rents which are recorded in Administrative service operation cost and General administrative expenses that have been classified as corporate common expenses, etc. cannot be allocated to each segment due to the following reasons:

1) Personnel expenses: employees are in charge of several operations and their involvement in each operation is not uniform.

2) Rents: a wide variety of buildings are included in target property and they are used for multiple operations.

3. Assets are listed in accordance with the accounts in the balance sheet. Items that account for less than 5% of total assets are included in other assets.

4. Because Operating expenses for 1) Priority development cooperation issues are financed not only by operational grants but also by revenues from operations, the corresponding amounts are shown as Miscellaneous income, etc. in Operating revenues.

5. “–” is shown in the columns of items which have been allocated only to corporate common expenses, etc., because they cannot be allocated to individual segments.

(13) Details of grant-in-aid for scientific research

			(Unit: Yen)
Classification	Amounts granted in the current period	Number of the projects	Remarks
Grant-in-Aid for Scientific Research B	(1,650,000) 495,000	2	Japan Society for the Promotion of Science Grant-in-Aid for Scientific Research
Grant-in-Aid for Scientific Research C	(1,157,812) 220,273	3
Grant-in-Aid for Young Scientists	(770,000) 231,000	1
Grant-in-Aid for Research Activity Start-up	(1,000,000) 300,000	1
Total	(4,577,812) 1,246,273	7

(Note)	Amounts granted in the current period indicate the amounts equivalent to indirect expenses. The amounts equivalent to direct expenses are indicated in parentheses ( ).

(14) Details of main assets and liabilities other than those mentioned above

1. Cash and deposits

			(Unit:Yen)
Classification		Amount	Remarks

Cash		2,926,186

Cash in foreign currency		61,735,901

Deposit accounts		189,509,753,647

Checking accounts		182,058,205

Deposit accounts in foreign currency		844,611,772

Checking accounts in foreign currency		5,518,806,377

Time deposits		13,800,000,000

Total		209,919,892,088
2. Advance payments
			(Unit: Yen)
Classification	Amount	Counterparty	Remarks
Operating expenses	15,869,091,725	Nippon Koei Co., Ltd. and others
Total	15,869,091,725

3. Funds for grant aid			(Unit: Yen)
Classification	Amount	Counterparty	Remarks

Funds for grant aid	123,627,900,126	Republic of Kenya and others
Total	123,627,900,126
4. Accounts payable
			(Unit: Yen)
Classification	Amount	Counterparty	Remarks

Operating expenses	18,066,591,710	Nippon Koei Co., Ltd. and others

General administrative expenses	1,333,327,654	Accenture Japan Ltd and others

Expenses for grant aid	12,675,497,016	Government of the Republic of Mozambique and others

Subsidy for facilities	1,920,658	Mori Architectural Design Office Co., Ltd. and others

Expenses for contracted programs	626,905	Randstad Japan, Inc. and others

Expenses for donation projects	11,557,897	Mura no Mirai and others

Others	14,042,291,541	Ministry of Foreign Affairs of Japan and others
Total	46,131,813,381

(15) Details of relevant public interest corporations

Corporation type and name	(Relevant public interest corporations, etc.)					(Relevant public interest corporations, etc.)

Items	The Association of Nikkei & Japanese Abroad					Kitakyushu International Techno-Cooperative Association
Outline of operations

(1)   Support and promulgation of economic, cultural, educational, and social activities in cooperation with overseas and domestic Japan-related organizations or by itself.

(2)   Cooperation pertaining to carrying out of international cooperative activities and international exchange activities.

(3)   Collaboration with municipalities and international exchange associations

(4)   Promulgation both at home and abroad of research outcomes and knowledge regarding activities pertaining international cooperation and international exchange endeavors

(5)   Provision of information and collaboration regarding migration and overseas expansion of businesses

(6)   Establishment and operation of centers for Japanese abroad

(7)   Consultations and intermediation for and regarding Japanese abroad

(8)   Publicity of and edification regarding situations in Japan

(9)   Organizing of the convention of Nikkei and Japanese abroad

(10)  Edification regarding investment from overseas, investment overseas, and businesses

(11)  Other activities necessary for the fulfillment of public good

(1)   Development of necessary research studies and educational curriculums, creation and undertaking of training programs, dispatch of experts, and transfer of technologies overseas

(2)   Planning and undertaking of activities to promote international goodwill

(3)   Planning and undertaking of other activities for the purpose of fulfilling the aims of this association

	Number of officers: 17 Representative Director and President: Shuichi Abe					Number of officers: 11 President: Ikuya Yamamoto

Association chart on transactions between relevant public interest corporations and JICA
			The Association of Nikkei & Japanese Abroad					Kitakyushu International Techno- Cooperative Association
	JICA					JICA

		(Operation Consignment)					(Operation Consignment)

Assets			202,726,491 yen					578,262,225 yen

Liabilities			130,551,289 yen					22,697,439 yen

(Statement of changes in net assets)

Balance of net assets at the beginning of the fiscal year			67,115,923 yen					588,665,481 yen

Changes in general net assets

¡ Revenues	¡ Revenues					¡ Revenues

- Subsidy received, etc.	- Subsidy received, etc.		0 yen			- Subsidy received, etc.		32,700,000 yen

- Other revenues	- Other revenues		434,984,615 yen			- Other revenues		122,828,028 yen

¡ Expenses	¡ Expenses		429,925,336 yen			¡ Expenses		188,628,723 yen

Changes in specified net assets

¡ Revenues	¡ Revenues					¡ Revenues

- Subsidy received, etc.	- Subsidy received, etc.		0 yen			- Subsidy received, etc.		0 yen

- Other revenues	- Other revenues		1,500,000 yen			- Other revenues		0 yen

¡ Expenses	¡ Expenses		1,500,000 yen			¡ Expenses		0 yen

Balance of net assets at the end of the fiscal year			72,175,202 yen					555,564,786 yen

(Statement of activities)

Balance of net assets at the beginning of the fiscal year			-					-

Total revenues for the current period			-					-

Total expenditures for the current period			-					-

Net balance of revenues and expenditures for the current period			-					-

Details of contributions and donations to basic funds of relevant public interest corporations, etc. Details of membership expenses and burden charges to be borne in order to be allocated to management expenses, operating expenses, etc.

	N/A					N/A

Details of receivables and payables to relevant public interest corporations	Accounts payable: 15,569,941 yen, Accounts receivable: 9,538,055 yen					Accounts payable: 3,110,646 yen, Accounts receivable: N/A

Details of debt guarantee	N/A					N/A

Amounts and ratios in relation to operating revenues, order placement by JICA, etc. (amounts and ratios of competitive contracts, planning competitions and public selections, and non-competitive negotiated contracts)

	Total operating revenues:	426,142,140 yen				Total operating revenues:	117,339,180 yen
	(Breakdown: JICA transactions			236,715,645 yenn	55.5%)	(Breakdown: JICA transactions			85,386,922 yen	72.8%)
	Competitive contract	(		83,613,682 yen	35.3%)	Competitive contract	(		0 yen	0.0%)
	Planning competition and public selection	(		43,233,946 yen	18.3%)	Planning competition and public selection	(		85,386,922 yen	100.0%)
	Non-competitive negotiated contracts	(		109,868,017 yen	46.4%)	Non-competitive negotiated contracts	(		0 yen	0.0%)
	Other	(		0 yen	0.0%)	Other	(		0 yen	0.0%)

	(Note 1) The above amount pertains to the period from April 1, 2024, through March 31, 2025.					(Note 1) The above amount pertains to the period from April 1, 2024, through March 31, 2025.

Corporation type and name	(Relevant public interest corporations, etc.)					(Relevant public interest corporations, etc.)

Items	Japan International Medical TEchnology Foundation					Pacific Resource Exchange Center
Outline of operations

(1) Training for overseas experts in the medical technology field

(2) Dispatch of Japanese medical technology and related experts overseas

(3) International cooperation activities with domestic and overseas medical-related organizations

(4) Research and enlightnment activities for domestic and overseas medical technology

(5) Disaster medical activities

(6) Other activities necessary for the achievement of objectives of this corporate body

(1)   Fostering human resources to contribute mainly to the growth of developing countries, etc.

(2)   Economic, cultural, and personal exchange activities mainly with developing countries, etc.

(3)   Cultivating human resources tasked with economic, cultural, and personal exchange activities mainly with developing countries, etc.

(4)   Gathering information and research/study related to economic cooperation

(5)   Public awareness and publicity concerning the aforementioned activities

(6)   Other activities necessary for the achievement of objectives of this corporate body

	Number of officers: 14 Representative Director and Chairman: Shigeki Hayashi					Number of officers: 20 Representative Director and President: Kiyoshi Otsubo

Association chart on transactions between relevant public interest corporations and JICA
Japan International Medical TEchnology Foundation
	JICA					JICA		Pacific Resource Exchange Centre

		(Operation Consignment)					(Operation Consignment)

Assets			49,135,974 yen					3,867,681,856 yen

Liabilities			24,292,462 yen					70,021,852 yen

(Statement of changes in net assets)

Balance of net assets at the beginning of the fiscal year			27,200,092 yen					4,061,278,212 yen

Changes in general net assets

¡ Revenues	¡ Revenues					¡ Revenues

- Subsidy received, etc.	- Subsidy received, etc.		818,379 yen			- Subsidy received, etc.		0 yen

- Other revenues	- Other revenues		64,133,897 yen			- Other revenues		138,366,325 yen

¡ Expenses	¡ Expenses		67,658,097 yen			¡ Expenses		401,984,533 yen

Changes in specified net assets

¡ Revenues	¡ Revenues					¡ Revenues

- Subsidy received, etc.	- Subsidy received, etc.		0 yen			- Subsidy received, etc.		0 yen

- Other revenues	- Other revenues		349,241 yen			- Other revenues		0 yen

¡ Expenses	¡ Expenses		0 yen			¡ Expenses		0 yen

Balance of net assets at the end of the fiscal year			24,843,512 yen					3,797,660,004 yen

(Statement of activities)

Balance of net assets at the beginning of the fiscal year			-					-

Total revenues for the current period			-					-

Total expenditures for the current period			-					-

Net balance of revenues and expenditures for the current period			-					-

Details of contributions and donations to basic funds of relevant public interest corporations, etc. Details of membership expenses and burden charges to be borne in order to be allocated to management expenses, operating expenses, etc.	N/A					N/A

Details of receivables and payables to relevant public interest corporations	N/A					Accounts payable: 21,858,085 yen, Accounts receivable: N/A

Details of debt guarantee	N/A					N/A

Amounts and ratios in relation to operating revenues, order placement by JICA, etc. (amounts and ratios of competitive contracts, planning competitions and public selections, and non-competitive negotiated contracts)

	Total operating revenues:	45,087,186 yen				Total operating revenues:	58,303,673 yen
	(Breakdown: JICA transactions			26,823,256 yen	59.5%)	(Breakdown: JICA transactions			45,498,336 yen	78.0%)
	Competitive contract	(		0 yen	0.0%)	Competitive contract	(		25,468,857 yen	56.0%)
	Planning competition and public selection	(		26,823,256 yen	100.0%)	Planning competition and public selection	(		20,029,479 yen	44.0%)
	Non-competitive negotiated contracts	(		0 yen	0.0%)	Non-competitive negotiated contracts	(		0 yen	0.0%)
	Other	(		0 yen	0.0%)	Other	(		0 yen	0.0%)

	(Note 1) The above amount pertains to the period from April 1, 2024, through March 31, 2025.					(Note 1) The above amount pertains to the period from April 1, 2024, through March 31, 2025.

Corporation type and name	(Relevant public interest corporations, etc.)					(Relevant public interest corporations, etc.)

Items	International Civil and Commercial Law Centre Foundation					Overseas Agricultural Development Association
Outline of operations

(1) Implementation and support of training programs for individuals involved in civil and commercial laws, primarily in the Asia region

(2) Invitation and dispatch of domestic and international researchers and experts in civil and commercial law, as well as support for such activities

(3) Organization and support of lectures, study groups, symposiums, seminars, and other gatherings aimed at investigation, research, training, and information exchange related to domestic and international civil and commercial law

(4) Collection of information and materials, and implementation and support of investigations and research related to domestic and international civil and commercial law

(5) Publication and distribution of journals, literature, and other materials

(6) Collaboration and cooperation with relevant domestic and international institutions and organizations

(7) Other activities necessary for the achievement of objectives of this corporate body

(1)   Proposal regarding effective undertaking of overseas agricultural development cooperation

(2)   Guidance and advice for overseas agricultural development cooperation by private-sector companies

(3)   Cooperation for activities by the government and private-sector companies regarding overseas agricultural development cooperation

(4)   Research and study regarding overseas agricultural development cooperation

(5)   Gathering and providing of information regarding overseas agricultural development cooperation

(6)   Carrying out of collaborative activities with community organizations regarding rural community promotion in Japan

(7)   Capacity building and securing of personnel who engage in rural community promotion in Japan

(8)   Activities for foreign technical intern training acceptance

(9)   Establishment and operation of necessary facilities for aforementioned activities

(10)  Other activities necessary to fulfill the aims of this organization

	Number of officers: 10 Representative Director and Chairman: Kuniharu Nakamura Director: Gotaro Ogawa (Former Director General of the General Affairs Department, JICA)					Number of officers: 9 Representative Director: Hidekazu Toyohara

Association chart on transactions between relevant public interest corporations and JICA
International Civil and Commercial Law Centre
	JICA					JICA		Overseas Agricultural Development Association

		(Operation Consignment)					(Operation Consignment)

Assets			138,000,323 yen					108,441,355 yen

Liabilities			1,628,723 yen					25,030,335 yen

(Statement of changes in net assets)

Balance of net assets at the beginning of the fiscal year			140,362,107 yen					59,197,149 yen

Changes in general net assets

¡ Revenues	¡ Revenues					¡ Revenues

- Subsidy received, etc.	- Subsidy received, etc.		0 yen			- Subsidy received, etc.		0 yen

- Other revenues	- Other revenues		76,183,786 yen			- Other revenues		144,177,461 yen

¡ Expenses	¡ Expenses		80,174,293 yen			¡ Expenses		119,963,590 yen

Changes in specified net assets

¡ Revenues	¡ Revenues					¡ Revenues

- Subsidy received, etc.	- Subsidy received, etc.		0 yen			- Subsidy received, etc.		0 yen

- Other revenues	- Other revenues		0 yen			- Other revenues		0 yen

¡ Expenses	¡ Expenses		0 yen			¡ Expenses		0 yen

Balance of net assets at the end of the fiscal year			136,371,600 yen					83,411,020 yen

(Statement of activities)

Balance of net assets at the beginning of the fiscal year			-					-

Total revenues for the current period			-					-

Total expenditures for the current period			-					-

Net balance of revenues and expenditures for the current period			-					-

Details of contributions and donations to basic funds of relevant public interest corporations, etc. Details of membership expenses and burden charges to be borne in order to be allocated to management expenses, operating expenses, etc.	N/A					N/A

Details of receivables and payables to relevant public interest corporations	Accounts payable: 13,822,145 yen, Accounts receivable: N/A					Accounts payable: 8,072,343 yen, Accounts receivable: 4,735,124 yen

Details of debt guarantee	N/A					N/A

Amounts and ratios in relation to operating revenues, order placement by JICA, etc. (amounts and ratios of competitive contracts, planning competitions and public selections, and non-competitive negotiated contracts)

	Total operating revenues:	57,954,921 yen				Total operating revenues:	142,417,560 yen
	(Breakdown: JICA transactions			57,954,921 yen	100.0%)	(Breakdown: JICA transactions			131,261,612 yen	92.2%)
	Competitive contract	(		0 yen	0.0%)	Competitive contract	(		0 yen	0.0%)
	Planning competition and public selection	(		0 yen	0.0%)	Planning competition and public selection	(		131,257,012 yen	100.0%)
	Non-competitive negotiated contracts	(		57,954,921 yen	100.0%)	Non-competitive negotiated contracts	(		0 yen	0.0%)
	Other	(		0 yen	0.0%)	Other	(		4,600 yen	0.0%)

(Note 1) The above amount pertains to the period from April 1, 2024, through March 31, 2025.

Corporation type and name	(Relevant public interest corporations, etc.)					(Relevant public interest corporations, etc.)

Items	Supporting Organization of J.O.C.V.					Tokachi Regional Activation Support Organization
Outline of operations

(1) Activities for the diffusion of cooperation volunteers’ activities for awareness raising and for understanding promotion

(2) Activities for promoting participation in cooperation volunteers

(3) Activities for assisting cooperation volunteers’ local activities

(4) Activities for leveraging cooperation volunteers’ experience for society

(5) Social contribution projects based on collaboration with citizen volunteers

(6) Activities for placement and staffing

(7) Other activities necessary to achieve the objectives of this corporation

(1)   Business about local problem solution

(2)   Business about activation of area

(3)   Business related to employee training, recruitment activities, and internships at local companies

(4)   Business of paid employment placement based on Employment Security Act

(5)   Business of undertaking of various operations

(6)   Business of renting various equipments, etc.

(7)   Business of food produce and sales

(8)   Other business required to achieve the purpose of the corporation

Number of officers: 17

President and Representative Director: Yoichi Akashi

Standing Director General: Teiji Takeshita

(Former Director General of Secretariat of Japan Overseas Cooperation Volunteers, JICA)

Number of officers: 9 Chairman (Representative Director): Takeharu Matsumoto

Association chart on transactions between relevant public interest corporations and JICA
Supporting Organization of J.O.C.V.
	JICA					JICA		Tokachi Regional Activation Support Organization

		(Operation Consignment)					(Operation Consignment)

Assets			79,460,419 yen					17,155,455 yen

Liabilities			16,057,191 yen					33,856,454 yen

(Statement of changes in net assets)

Balance of net assets at the beginning of the fiscal year			52,935,925 yen					(4,973,419) yen

Changes in general net assets

¡ Revenues	¡ Revenues					¡ Revenues

- Subsidy received, etc.	- Subsidy received, etc.		3,500,000 yen			- Subsidy received, etc.		0 yen

- Other revenues	- Other revenues		154,120,626 yen			- Other revenues		48,927,563 yen

¡ Expenses	¡ Expenses		147,153,323 yen			¡ Expenses		60,655,143 yen

Changes in specified net assets

¡ Revenues	¡ Revenues					¡ Revenues

- Subsidy received, etc.	- Subsidy received, etc.		0 yen			- Subsidy received, etc.		0 yen

- Other revenues	- Other revenues		0 yen			- Other revenues		0 yen

¡ Expenses	¡ Expenses		0 yen			¡ Expenses		0 yen

Balance of net assets at the end of the fiscal year			63,403,228 yen					(16,700,999) yen

(Statement of activities)

Balance of net assets at the beginning of the fiscal year			-					-

Total revenues for the current period			-					-

Total expenditures for the current period			-					-

Net balance of revenues and expenditures for the current period			-					-

Details of contributions and donations to basic funds of relevant public interest corporations, etc. Details of membership expenses and burden charges to be borne in order to be allocated to management expenses, operating expenses, etc.	N/A					N/A

Details of receivables and payables to relevant public interest corporations	Accounts payable: 31,714,447 yen, Accounts receivable: N/A					Accounts payable: 769,558 yen, Accounts receivable: N/A

Details of debt guarantee	N/A					N/A

Amounts and ratios in relation to operating revenues, order placement by JICA, etc. (amounts and ratios of competitive contracts, planning competitions and public selections, and non-competitive negotiated contracts)

	Total operating revenues:	139,254,269 yen				Total operating revenues:	48,912,031 yen
	(Breakdown: JICA transactions			127,091,715 yen	91.3%)	(Breakdown: JICA transactions			32,756,441 yen	67.0%)
	Competitive contract	(		125,311,715 yen	98.6%)	Competitive contract	(		0 yen	0.0%)
	Planning competition and public selection	(		0 yen	0.0%)	Planning competition and public selection	(		32,720,581 yen	99.9%)
	Non-competitive negotiated contracts	(		1,408,000 yen	1.1%)	Non-competitive negotiated contracts	(		0 yen	0.0%)
	Other	(		372,000 yen	0.3%)	Other	(		35,860 yen	0.1%)

Corporation type and name	(Relevant public interest corporations, etc.)					(Relevant public interest corporations, etc.)

Items	Social Education Support Association					International Cooperation Supporters (ICOS)
Outline of operations

(1) Support and cooperation for individuals, groups, and corporations planning and implementing social education programs.

(2) Planning and implementation of social education programs.

(3) Any and all activities incidental or related to the foregoing.

(1)   International cooperation activities in developing countries and other regions.

(2)   Projects for the promotion, dissemination, and awareness-raising of international exchange and international understanding.

(3)   Projects supporting multicultural coexistence.

(4)   Regional revitalization and human resource development projects contributing to regional development.

(5)   Any other activities necessary to achieve the objectives of the Association.

	Number of officers: 1 Representative Director: Kenichi Saito					Number of officers: 3 Representative Director: Akira Komiya

Association chart on transactions between relevant public interest corporations and JICA
Social Education Support Association
	JICA					JICA		International Cooperation Supporters

		(Operation Consignment)					(Operation Consignment)

Assets			8,689,502 yen					36,258,555 yen

Liabilities			11,508,142 yen					23,905,502 yen

(Statement of changes in net assets)

Balance of net assets at the beginning of the fiscal year			256,492 yen					0 yen

Changes in general net assets

¡ Revenues	¡ Revenues					¡ Revenues

- Subsidy received, etc.	- Subsidy received, etc.		0 yen			- Subsidy received, etc.		0 yen

- Other revenues	- Other revenues		31,089,922 yen			- Other revenues		25,950,976 yen

¡ Expenses	¡ Expenses		34,165,054 yen			¡ Expenses		20,111,923 yen

Changes in specified net assets

¡ Revenues	¡ Revenues					¡ Revenues

- Subsidy received, etc.	- Subsidy received, etc.		0 yen			- Subsidy received, etc.		0 yen

- Other revenues	- Other revenues		0 yen			- Other revenues		0 yen

¡ Expenses	¡ Expenses		0 yen			¡ Expenses		0 yen

Balance of net assets at the end of the fiscal year			(2,818,640) yen					12,353,053 yen

(Statement of activities)

Balance of net assets at the beginning of the fiscal year			-					-

Total revenues for the current period			-					-

Total expenditures for the current period			-					-

Net balance of revenues and expenditures for the current period			-					-

Details of contributions and donations to basic funds of relevant public interest corporations, etc. Details of membership expenses and burden charges to be borne in order to be allocated to management expenses, operating expenses, etc.	N/A					N/A

Details of receivables and payables to relevant public interest corporations	N/A					Accounts payable: 25,542,436 yen, Accounts receivable: N/A

Details of debt guarantee	N/A					N/A

Amounts and ratios in relation to operating revenues, order placement by JICA, etc. (amounts and ratios of competitive contracts, planning competitions and public selections, and non-competitive negotiated contracts)

	Total operating revenues:	30,900,280 yen				Total operating revenues:	25,950,976 yen
	(Breakdown: JICA transactions			18,332,730 yen	59.3%)	(Breakdown: JICA transactions			25,950,976 yen	100.0%)
	Competitive contract	(		0 yen	0.0%)	Competitive contract	(		25,950,976 yen	100.0%)
	Planning competition and public selection	(		0 yen	0.0%)	Planning competition and public selection	(		0 yen	0.0%)
	Non-competitive negotiated contracts	(		555,940 yen	3.0%)	Non-competitive negotiated contracts	(		0 yen	0.0%)
	Other	(		17,776,790 yen	97.0%)	Other	(		0 yen	0.0%)

	(Note 1) The above amount pertains to the period from October 1, 2024, through September 30, 2025.					(Note 1) The above amount pertains to the period from November 21, 2024, through June 30, 2025.

Corporation type and name	(Relevant public interest corporations, etc.)				(Relevant public interest corporations, etc.)

Items	ACCESS Advisory Japan				Foundation for Advanced Studies on International Development
Outline of operations

(1)  Activities related to the following items to support the establishment of effective financial products and sales channels for farmers and agricultural businesses

1. Market research

2. Product development and sales channel improvement

3. Client Protection

4. Social business management

5. Investment Advisory

6. Other related activities

(2) Activities to strengthen the management capacity of financial service providers and micro, small and medium enterprises (MSMEs) in rural areas in the following areas

1. Organizational diagnosis and program evaluation

2. Various training and capacity building

3. Other related activities

(3) Activities related to the following items to create economic opportunities for farmers and agricultural businesses

1. Entrepreneurship training

2. Technical training

3. Value chain development

4. Rural investment strategy development

5. Other related activities

(4) Other activities necessary to fulfill the aims of this organization

(1)   Cultivation of human resources for international development

(2)   Research and surveys for international development and assistance policy

(3)   Cooperation for advanced studies regarding international development

(4)   Technical cooperation projects overseas

(5)   Cooperation for private-sector business activities contributing to international development

(6)   Dissemination of information, edification, and publicity regarding international development

(7)   Activities in Japan drawing on insights from aforementioned activities

(8)   Other activities necessary to fulfill the aims of this foundation

	Number of officers: 1 Representative Director and President: Ronald Bevacqua				Number of officers: 7 President: Tsuneo Sugishita

Association chart on transactions between relevant public interest corporations and JICA
ACCESS Advisory Japan
	JICA				JICA		Foundation for Advanced Studies on International Development

		(Operation Consignment)				(Operation Consignment)

Assets		1,630,955 yen					607,658,197 yen

Liabilities		468,147 yen					68,444,867 yen

(Statement of changes in net assets)

Balance of net assets at the beginning of the fiscal year		(922,328) yen					568,590,932 yen

Changes in general net assets

¡ Revenues	¡ Revenues				¡ Revenues

- Subsidy received, etc.	- Subsidy received, etc.	0 yen			- Subsidy received, etc.		1,000,000 yen

- Other revenues	- Other revenues	29,250,410 yen			- Other revenues		198,413,946 yen

¡ Expenses	¡ Expenses	27,165,274 yen			¡ Expenses		228,791,548 yen

Changes in specified net assets

¡ Revenues	¡ Revenues				¡ Revenues

- Subsidy received, etc.	- Subsidy received, etc.	0 yen			- Subsidy received, etc.		0 yen

- Other revenues	- Other revenues	0 yen			- Other revenues		0 yen

¡ Expenses	¡ Expenses	0 yen			¡ Expenses		0 yen

Balance of net assets at the end of the fiscal year		1,162,808 yen					539,213,330 yen

(Statement of activities)

Balance of net assets at the beginning of the fiscal year		-					-

Total revenues for the current period		-					-

Total expenditures for the current period		-					-

Net balance of revenues and expenditures for the current period		-					-

Details of contributions and donations to basic funds of relevant public interest corporations, etc. Details of membership expenses and burden charges to be borne in order to be allocated to management expenses, operating expenses, etc.	N/A				N/A

Details of receivables and payables to relevant public interest corporations	N/A				N/A

Details of debt guarantee	N/A				N/A

Amounts and ratios in relation to operating revenues, order placement by JICA, etc. (amounts and ratios of competitive contracts, planning competitions and public selections, and non-competitive negotiated contracts)

	Total operating revenues:	29,249,242 yen			Total operating revenues:	194,946,084 yen
	(Breakdown: JICA transactions		23,682,888 yen	81.0%)	(Breakdown: JICA transactions			156,553,398 yen	80.3%)
	Competitive contract (		0 yen	0.0%)	Competitive contract	(		19,838,779 yen	12.7%)
	Planning competition and public selection (		23,682,888 yen	100.0%)	Planning competition and public selection	(		136,027,483 yen	86.9%)
	Non-competitive negotiated contracts (		0 yen	0.0%)	Non-competitive negotiated contracts	(		0 yen	0.0%)
	Other (		0 yen	0.0%)	Other	(		687,136 yen	0.4%)

	(Note 1) The above amount pertains to the period from January 1, 2025, through December 31, 2025.				(Note 1) The above amount pertains to the period from April 1, 2024, through March 31, 2025.

Corporation type and name	(Relevant public interest corporations, etc.)				(Relevant public interest corporations, etc.)

Items	The Overseas Coastal Area Development Institute of Japan				International Farmers Participation Technical Net-work
Outline of operations

(1) Research and studies for projects

1.   Research and studies on global coastal area development and international logistics

2.   Cooperative projects related to coastal development and logistics overseas

(2) International cooperation support activities

1.   Transfer of Japanese technology concerning coastal development and logistics

2.   Gathering and analyzing information on global coastal development and international logistics

(3) International exchange and publicity

1.   Promotion of international relations with overseas researchers and experts on coastal development and logistics

2.   Organizing of study sessions and lectures and publications on global coastal development and international logistics

3.   Joint research on global coastal development and international logistics with domestic and overseas institutions

(4) Other activities necessary for fulfilling the aims of the Center

(1) Activities regarding international cooperation

1.  As support for small-scale farmers, development of appropriate technologies regarding upland crop, rice cultivation, vegetable cultivation, improvement of agricultural instruments, and irrigation

2.  Gathering and providing information on agricultural technology for small-scale farmers

3.  Survey of situations of local agriculture, and research and development for appropriate technologies

4.  Capacity building of local residents and technological support

5.  Training in Japan as well as at operation site

6.  Support through dispatching experts

(2) Activities related to revitalization of economic activities

1.   Cooperation for participatory rural development through appropriate agricultural technology

2.   Cooperation for farmers to participate in local agricultural cooperatives, etc.

3.   Cooperation for training of appropriate agricultural technology for local farmers

(3) Activities related to promotion of learning

1.   Development, research, and study of appropriate technology for local small-scale farmers

2.   Exchange with Japanese farmers, students and experts engaging in international cooperation

3.   Support and cooperation to universities and research institutions

Number of officers: 8 President: Koichi Miyake

Number of officers: 7

President: Hai Sakurai

Director: Kazuo Nagai

(Former Director General of the Tsukuba Center of JICA)

Director: Yoshihiko Nishimura

(Former Deputy Director of the Tsukuba Center of JICA)

Auditor: Kyojin Mima

(Former Chief Representative of JICA Nigeria Office)

Association chart on transactions between relevant public interest corporations and JICA
The Overseas Coastal Area Development Institute of Japan
	JICA				JICA		International Farmers Participation Technical Net-

		(Operation Consignment)				(Operation Consignment)

Assets		2,303,766,791 yen					53,570,998 yen

Liabilities		212,203,251 yen					30,957,297 yen

(Statement of changes in net assets)

Balance of net assets at the beginning of the fiscal year		2,001,883,241 yen					-

Changes in general net assets

¡ Revenues	¡ Revenues				¡ Revenues

- Subsidy received, etc.	- Subsidy received, etc.	0 yen			- Subsidy received, etc.		-

- Other revenues	- Other revenues	1,086,754,968 yen			- Other revenues		-

¡ Expenses	¡ Expenses	997,074,669 yen			¡ Expenses		-

Changes in specified net assets

¡ Revenues	¡ Revenues				¡ Revenues

- Subsidy received, etc.	- Subsidy received, etc.	0 yen			- Subsidy received, etc.		-

- Other revenues	- Other revenues	0 yen			- Other revenues		-

¡ Expenses	¡ Expenses	0 yen			¡ Expenses		-

Balance of net assets at the end of the fiscal year		2,091,563,540 yen					22,613,701 yen

(Statement of activities)

Balance of net assets at the beginning of the fiscal year		-					24,143,826 yen

Total revenues for the current period		-					77,116,768 yen

Total expenditures for the current period		-					78,646,893 yen

Net balance of revenues and expenditures for the current period		-					(1,530,125) yen

Details of contributions and donations to basic funds of relevant public interest corporations, etc. Details of membership expenses and burden charges to be borne in order to be allocated to management expenses, operating expenses, etc.

	N/A				N/A

Details of receivables and payables to relevant public interest corporations	Accounts payable: 234,097,305 yen, Accounts receivable: N/A				Accounts payable: 8,745,107 yen, Accounts receivable: N/A

Details of debt guarantee	N/A				N/A

Amounts and ratios in relation to operating revenues, order placement by JICA, etc. (amounts and ratios of competitive contracts, planning competitions and public selections, and non-competitive negotiated contracts)

	Total operating revenues:	1,069,295,674 yen			Total operating revenues:	76,975,908 yen
	(Breakdown: JICA transactions		766,771,538 yen	71.7%)	(Breakdown: JICA transactions			67,714,766 yen	88.0%)
	Competitive contract (		0 yen	0.0%)	Competitive contract	(		0 yen	0.0%)
	Planning competition and public selection (		735,604,138 yen	95.9%)	Planning competition and public selection	(		67,678,466 yen	99.9%)
	Non-competitive negotiated contracts (		31,167,400 yen	4.1%)	Non-competitive negotiated contracts	(		0 yen	0.0%)
	Other (		0 yen	0.0%)	Other	(		36,300 yen	0.1%)

(Note 1) Pursuant to the “Amendment Act to Promote Specified Nonprofit Activities” (established as Act No.70 of 2011), the statement of activities is prepared.

Corporation type and name	(Relevant public interest corporations, etc.)				(Relevant public interest corporations, etc.)
Items	Asia SEED				ACE
Outline of operations

(1)  Research, information collection and analysis of issues related to education, scientific technology, culture, economy and industry between Japan and Asian-Pacific region and other nations and proposals on these issues

(2)   Development of cooperative projects and implementation of consulting on concrete issues based on the preceding article

(3)   Promotion of interactions among government officers, educators, researchers and other people concerned by collaborative researches, seminars and similar activities

(4)   Support on exchange of students and trainees between Japan and other nations

(5)   Development of professional skills of international students and trainees and job placement to provide them employment opportunities

(6)   Other related issues

(1)  Children’s Rights Promotion Project: Aiming to increase the number of people and organizations that respect children’s rights and to realize children’s rights.

(2)  Engagement Project: Promoting public relations and participation in social issues to create activities together.

(3)  Other necessary projects to achieve the objectives of this corporation.

	Number of officers: 16 Chairman: Hikaru Shozawa				Number of officers: 13 President: Yuka Onoe

Association chart on transactions between relevant public interest corporations and JICA

	JICA	Asia SEED			JICA		ACE

		(Operation				(Operation

Assets		415,968,116 yen					158,176,238 yen

Liabilities		78,800,516 yen					70,025,334 yen

(Statement of changes in net assets)

Balance of net assets at the beginning of the fiscal year		-					-

Changes in general net assets

¡ Revenues	¡ Revenues				¡ Revenues

- Subsidy received, etc.	- Subsidy received, etc.	-			- Subsidy received, etc.		-

- Other revenues	- Other revenues	-			- Other revenues		-

¡ Expenses	¡ Expenses	-			¡ Expenses		-

Changes in specified net assets

¡ Revenues	¡ Revenues				¡ Revenues

- Subsidy received, etc.	- Subsidy received, etc.	-			- Subsidy received, etc.		-

- Other revenues	- Other revenues	-			- Other revenues		-

¡ Expenses	¡ Expenses	-			¡ Expenses		-

Balance of net assets at the end of the fiscal year		337,167,600 yen					88,150,904 yen

(Statement of activities)

Balance of net assets at the beginning of the fiscal year		321,234,821 yen					76,365,022 yen

Total revenues for the current period		340,435,291 yen					278,259,127 yen

Total expenditures for the current period		324,502,512 yen					266,473,245 yen

Net balance of revenues and expenditures for the current period		15,932,779 yen					11,785,882 yen

Details of contributions and donations to basic funds of relevant public interest corporations, etc. Details of membership expenses and burden charges to be borne in order to be allocated to management expenses, operating expenses, etc.

	N/A				N/A

Details of receivables and payables to relevant public interest corporations	Accounts payable: 33,131,906 yen, Accounts receivable: N/A				N/A

Details of debt guarantee	N/A				N/A

Amounts and ratios in relation to operating revenues, order placement by JICA, etc. (amounts and ratios of competitive contracts, planning competitions and public selections, and non-competitive negotiated contracts)

	Total operating revenues:	338,918,390 yen			Total operating revenues:		119,304,797 yen
	(Breakdown: JICA transactions		251,979,617 yen	74.3%)	(Breakdown: JICA transactions			75,502,634 yen	63.3%)
	Competitive contract (		96,534,198 yen	38.3%)	Competitive contract	(		0 yen	0.0%)
	Planning competition and public selection (		154,947,119 yen	61.5%)	Planning competition and public selection	(		75,416,342 yen	99.9%)
	Non-competitive negotiated contracts (		0 yen	0.0%)	Non-competitive negotiated contracts	(		0 yen	0.0%)
	Other (		0 yen	0.0%)	Other	(		86,292 yen	0.1%)

(Note 1)  Pursuant to the “Amendment Act to Promote Specified Nonprofit Activities” (established as Act No.70 of 2011), the statement of activities is prepared.

(Note 2)  The above amount pertains to the period from April 1, 2024, through March 31, 2025.

(Note 1)  Pursuant to the “Amendment Act to Promote Specified Nonprofit Activities” (established as Act No.70 of 2011), the statement of activities is prepared.

(Note 2)  The above amount pertains to the period from September 1, 2024, through August 31, 2025.

Independent Auditor’s Report

Mr. Akihiko Tanaka, President

Japan International Cooperation Agency

The Audit of the Financial Statements

Opinion

We have audited the accompanying financial statements of the finance and investment account of Japan International Cooperation Agency (the Agency), which comprise the balance sheet as at March 31, 2026 and the statements of administrative service operation cost, income, changes in net assets, and cash flows for the year then ended, and a summary of significant accounting policies and notes to the financial statements, and the accompanying supplementary schedules (except for the information described based on the financial statements and business reports relating to the associated public interest corporations).

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the finance and investment account of the Agency as at March 31, 2026, and its financial performance and its cash flows for the year then ended in accordance with accounting principles for incorporated administrative agencies generally accepted in Japan.

Basis for Opinion

We conducted our audit in accordance with auditing standards for incorporated administrative agencies generally accepted in Japan. Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are independent of the Agency in accordance with the ethical requirements that are relevant to our audit of the financial statements in Japan, including those applicable to audits of financial statements of public interest entities, and we have fulfilled our other ethical responsibilities in accordance with these requirements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our opinion. The basis includes the fact that no such fraud or error, or illegal acts, of the president, other executive officers or staff members that would result in material misstatement in the financial statements was found, to the extent that we conducted our audit. The audit we conducted is not intended to express an opinion on whether there was any fraud or error, or illegal acts, of the president, other executive officers or staff members, which would not result in material misstatement in the financial statements.

Other Information

The other information comprises the information included in the Annual Report that contains audited financial statements but does not include the financial statements and our auditor’s report thereon. President is responsible for preparation and disclosure of the other information. The Agency Auditor is responsible for overseeing the Agency’s reporting process of the other information.

Our opinion on the financial statements does not cover the other information and we do not express any form of assurance conclusion thereon.

In connection with our audit of the financial statements, our responsibility is to read the other information and, in doing so, consider whether the other information is materially inconsistent with the financial statements or our knowledge obtained in the audit or otherwise appears to be materially misstated.

If, based on the work we have performed, we conclude that there is a material misstatement of this other information, we are required to report that fact.

We have nothing to report in this regard.

Responsibilities of President, and the Agency Auditor for the Financial Statements

President is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles for incorporated administrative agencies generally accepted in Japan, and for such internal control as president determines is necessary to enable the preparation of financial statements that are free from material misstatement, whether due to fraud or error or illegal acts.

The Agency Auditor is responsible for overseeing the Agency’s financial reporting process.

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, or illegal acts, and to issue an auditor’s report that includes our opinion. Misstatements can arise from fraud or error, or illegal acts, and are considered material if, individually or in the aggregate, they could reasonably be expected to influence the economic decisions of users taken on the basis of these financial statements.

As part of an audit in accordance with auditing standards for incorporated administrative agencies generally accepted in Japan, we exercise professional judgment and maintain professional skepticism throughout the audit. We also:

•

Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, or illegal acts, design and perform audit procedures responsive to those risks, and obtain audit evidence that is sufficient and appropriate to provide a basis for our opinion.

•

Consider internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances for our risk assessments, while the purpose of the audit of the financial statements is not expressing an opinion on the effectiveness of the Agency’s internal control.

•	Evaluate the appropriateness of accounting policies used and the reasonableness of accounting estimates and related disclosures made by president.

•

Evaluate the overall presentation, structure and content of the financial statements, including the disclosures, and whether the financial statements represent the underlying transactions and events in a manner that achieves fair presentation in accordance with accounting principles for incorporated administrative agencies generally accepted in Japan.

•

Plan and conduct audit with adequate attention being paid to the possibility that any fraud or error, or illegal acts, of the president, other executive officers or staff members may result in material misstatement in the financial statements.

We communicate with the Agency Auditor regarding, among other matters, the planned scope and timing of the audit and significant audit findings, including any significant deficiencies in internal control that we identify during our audit.

We also provide the Agency Auditor with a statement that we have complied with the ethical requirements regarding independence that are relevant to our audit of the financial statements in Japan, and to communicate with them all relationships and other matters that may reasonably be thought to bear on our independence, and where applicable, actions taken to eliminate threats or safeguards applied to reduce threats to an acceptable level.

Fee-related Information

The fees for the audits of the financial statements of the Agency and other services provided by us and other EY member firms for the year ended March 31, 2026 are 54 million yen and 394 million yen, respectively.

Interest Required to Be Disclosed by the Certified Public Accountants Act of Japan

Our firm and its designated engagement partners do not have any interest in the Agency which is required to be disclosed pursuant to the provisions of the Certified Public Accountants Act of Japan.

Ernst & Young ShinNihon LLC
Tokyo, Japan

September 25, 2026

/s/ Kenji Izawa
Kenji Izawa
Designated Engagement Partner
Certified Public Accountant

/s/ Takuya Kodama
Takuya Kodama
Designated Engagement Partner
Certified Public Accountant

/s/ Hiroshi Nishida
Hiroshi Nishida
Designated Engagement Partner
Certified Public Accountant

Balance Sheet

(as of March 31, 2026)

Finance and Investment Account				(Unit: Yen)

Assets
I Current assets
Cash and deposits		900,787,332,294
Loans	18,741,387,908,631
Allowance for loan losses	(204,201,539,102)	18,537,186,369,529

Advance payments		2,792,062,305
Prepaid expenses		88,083,659
Accrued income
Accrued interest on loans	35,595,556,262
Accrued commitment charges	61,185,836
Accrued interest	420,428,866	36,077,170,964

Accounts receivable		3,280,457,236
Suspense payments		1,331,329
Advances paid		2,616,904
Short-term guarantee deposits		56,639,000,000
Derivatives		565,086,287

Total current assets			19,537,419,510,507

II Non-current assets
1 Tangible assets
Buildings	4,374,303,016
Accumulated depreciation	(1,770,065,290)
Accumulated impairment losses	(536,539,721)	2,067,698,005

Structures	106,059,536
Accumulated depreciation	(55,510,135)
Accumulated impairment losses	(11,670,468)	38,878,933

Machinery and equipment	192,042,269
Accumulated depreciation	(84,493,230)
Accumulated impairment losses	(95,071,397)	12,477,642

Vehicles	625,643,609
Accumulated depreciation	(445,434,263)	180,209,346

Tools, furniture, and fixtures	1,283,247,492
Accumulated depreciation	(369,494,858)	913,752,634

Land	12,703,270,000
Accumulated impairment losses	(6,091,196,973)	6,612,073,027

Construction in progress		163,547,659

Total tangible assets		9,988,637,246
2 Intangible assets
Trademark rights		687,018
Software		12,794,674,016
Software in progress		114,474,502

Total intangible assets		12,909,835,536
3 Investments and other assets
Investment securities		38,221,658,294
Shares of affiliated companies		73,470,276,854
Money held in trust		238,246,664,680
Long-term suspension payments	479,049,000
Claims probable in bankruptcy, claims probable in rehabilitation, and other	87,062,884,239
Allowance for loan losses	(87,062,884,239)	479,049,000

Long-term prepaid expenses		121,774,929
Prepaid pension expenses		1,645,710,177
Long-term guarantee deposits		657,702,082

Total investments and other assets		352,842,836,016

Total non-current assets			375,741,308,798

Total assets				19,913,160,819,305

Balance Sheet (Continued)

(as of March 31, 2026)

Liabilities
I Current liabilities
Current portion of bonds		112,010,600,000
Current portion of borrowings from government fund for Fiscal Investment and Loan Program		180,884,738,000
Accounts payable		8,732,161,822
Accrued expenses		36,014,590,440
Derivatives		40,378,514,434
Lease obligations		315,569,760
Deposits received		1,456,207,087
Unearned revenue		65,930,942
Provisions
Provision for bonuses	490,464,508
Provision for contingent losses	353,713,642	844,178,150

Suspense receipts		1,187,860,860

Total current liabilities			381,890,351,495
II Non-current liabilities

Bonds		1,777,264,190,000
Discounts on bonds payable		(1,834,859,621)
Borrowings from government fund for Fiscal Investment and Loan Program		7,171,258,911,000
Long-term lease obligations		555,269,440
Long-term deposits received		7,989,735,288
Provision for retirement benefits		3,396,665,499
Asset retirement obligations		105,527,070

Total non-current liabilities			8,958,735,438,676

Total liabilities				9,340,625,790,171
Net assets
I Capital

Government investment		8,483,827,840,510

Total capital			8,483,827,840,510
II Retained earnings

Reserve fund		2,012,206,385,630
Unappropriated income for the current fiscal year		47,102,809,442

(Total income for the current fiscal year)		(47,102,809,442)
Total retained earnings			2,059,309,195,072
III Valuation and translation adjustments
Valuation difference on shares of affiliated companies		32,019,392,137
Valuation difference on available-for-sale securities		12,660,145,376
Deferred gains or losses on hedges		(15,281,543,961)

Total valuation and translation adjustments			29,397,993,552

Total net assets				10,572,535,029,134

Total liabilities and net assets				19,913,160,819,305

Statement of Administrative Service Operation Cost

(April 1, 2025-March 31, 2026)

Finance and Investment Account

			(Unit: Yen)
I	Expenses in the statement of income
	Expenses related to operations of cooperation through finance and investment	175,179,254,648
	Extraordinary losses	17,537,565

	Total expenses in the statement of income		175,196,792,213

II	Administrative service operation cost		175,196,792,213

Statement of Income

(April 1, 2025-March 31, 2026)

Finance and Investment Account

			(Unit: Yen)
Ordinary expenses

Expenses related to operations of cooperation through finance and investment

Interest on bonds and notes	52,451,871,165

Interest on borrowings	52,392,791,548

Interest on interest rate swaps	7,454,811,656

Other interest expenses	704,220

Operations outsourcing expenses	17,926,224,180

Bond issuance cost	570,757,627

Loss on financial derivatives	14,354,927,489

Personnel expenses	5,228,216,007

Provision for bonuses	490,464,508

Retirement benefit expenses	(1,380,732,334)

Operating and administrative expenses	21,574,224,651

Depreciation	3,679,051,199

Taxes	102,757,652

Loss on valuation of shares of affiliated companies	333,096,360

Interest expenses	(15,476)

Other ordinary expenses	104,196	175,179,254,648

Total ordinary expenses			175,179,254,648

Ordinary revenues

Revenues from operations of cooperation through finance and investment

Interest on loans	160,216,057,760

Interest on bonds	181,478,082

Dividends on investments	4,538,271,600

Interest on interest rate swaps	955,141,618

Commissions	3,834,769,172

Foreign exchange gains	1,673,004,700

Gain on valuation of investment securities	987,606,417

Gain on investment in money held in trust	10,126,578,027

Gain on financial derivatives	3,508,164

Reversal of provision for allowance for loan losses	23,391,221,819

Reversal of provision for contingent losses	953,631,125	206,861,268,484

Financial revenues

Interest income	5,737,650,338	5,737,650,338

Miscellaneous income		3,152,129,458

Recoveries of written-off claims		6,538,777,585

Total ordinary revenues			222,289,825,865

Ordinary income			47,110,571,217

Extraordinary losses

Loss on disposal of non-current assets		17,184,263

Loss on sales of non-current assets		353,302	17,537,565

Extraordinary income

Gain on sales of non-current assets		9,775,790	9,775,790

Net income			47,102,809,442

Total income for the current fiscal year			47,102,809,442

Statement of Changes in Net Assets

(April 1, 2025-March 31, 2026)

Finance and Investment Account

											(Unit:Yen)
	I Capital		II Retained earnings (Loss carried forward)				III Valuation and translation adjustments				Total net assets
	Government investment	Total capital	Reserve fund	Unappropriated income for the current fiscal year (Unappropriated loss for the current fiscal year)		Total retained earnings (Loss carried forward)	Valuation difference on shares of affiliated companies	Valuation difference on available-for-sale securities	Deferred gains or losses on hedges	Total valuation and translation adjustments
					Total income for the current fiscal year (Total loss for the current fiscal year)
Balance at the beginning of the fiscal year	8,425,447,840,510	8,425,447,840,510	1,983,177,949,017	29,028,436,613	—	2,012,206,385,630	31,206,856,940	6,871,307,653	(18,079,554,438)	19,998,610,155	10,457,652,836,295
Changes during the period
I Changes in capital during the period
Receipts of investment	58,380,000,000	58,380,000,000									58,380,000,000
II Changes in retained earnings (Loss carried forward) during the period
(1) Appropriation of income or loss
Increase in reserve fund derived from profit appropriation			29,028,436,613	(29,028,436,613)	—	—					—
(2) Others
Net income (Net loss)				47,102,809,442	47,102,809,442	47,102,809,442					47,102,809,442
III Changes in valuation and translation adjustments during the period							812,535,197	5,788,837,723	2,798,010,477	9,399,383,397	9,399,383,397
Total changes during the period	58,380,000,000	58,380,000,000	29,028,436,613	18,074,372,829	47,102,809,442	47,102,809,442	812,535,197	5,788,837,723	2,798,010,477	9,399,383,397	114,882,192,839
Balance at the end of the fiscal year	8,483,827,840,510	8,483,827,840,510	2,012,206,385,630	47,102,809,442	47,102,809,442	2,059,309,195,072	32,019,392,137	12,660,145,376	(15,281,543,961)	29,397,993,552	10,572,535,029,134

Statement of Cash Flows

(April 1, 2025-March 31, 2026)

Finance and Investment Account

(Unit: Yen)
I. Cash flows from operating activities
Payments for loans	(1,925,950,491,637)
Repayments of borrowings from government fund for Fiscal Investment and Loan Program	(229,339,975,000)
Redemption of bonds	(30,000,000,000)
Interest expenses paid	(103,385,238,178)
Payments for personnel expenses	(6,028,441,708)
Payments for other operations	(175,226,229,660)
Proceeds from collection of loans	847,897,206,577
Proceeds from borrowings from government fund for Fiscal Investment and Loan Program	1,419,850,000,000
Proceeds from issuance of bonds	179,062,897,573
Proceeds from interest on loans	161,469,571,236
Proceeds from commissions	3,640,583,099
Proceeds from other operations	142,776,051,684

Subtotal	284,765,933,986
Interest and dividend income received	10,615,732,649

Net cash provided by operating activities	295,381,666,635

II. Cash flows from investing activities
Payments for purchase of non-current assets	(3,135,378,169)
Proceeds from sales of non-current assets	13,698,538
Payments for purchase of investment securities	(9,974,173,799)
Proceeds from sales and redemption of investment securities	1,352,853,812
Payments for increase of money held in trust	(123,566,787,139)
Proceeds from decrease of money held in trust	12,866,244,376
Payments into time deposits	(395,741,364,000)
Proceeds from time deposit refund	399,179,801,000
Payments for purchase of negotiable deposits	(292,500,000,000)
Proceeds from refund of negotiable deposits	292,500,000,000

Net cash used in investing activities	(119,005,105,381)

III. Cash flows from financing activities
Repayments of lease obligations	(100,013,760)
Receipts of government investment	58,380,000,000

Net cash provided by financing activities	58,279,986,240

IV. Effect of exchange rate fluctuation on funds	11,378,616,342
V. Net increase (decrease) in funds	246,035,163,836
VI. Funds at the beginning of the fiscal year	654,752,168,458

VII. Funds at the end of the fiscal year	900,787,332,294

Basis of Presenting Financial Statements

The Japan International Cooperation Agency (the “JICA”) was established in October 2003 pursuant to the Act on General Rules for Incorporated Administrative Agencies and the Act of the Incorporated Administrative Agency—Japan International Cooperation Agency. The fiscal year end of JICA is March 31.

The accompanying financial statements of JICA as of March 31,2026 have been prepared in accordance with accounting principles for incorporated administrative agencies generally accepted in Japan. These principles differ in many respects from the application and disclosure requirements of the accounting principles for business enterprises generally accepted in Japan.

JICA’s operations are separated into two accounts for accounting purposes pursuant to Article 17 of the Act of the Incorporated Administrative Agency—Japan International Cooperation Agency (the “JICA Act”): (a) a General Account, which is largely funded by management grants from the Japanese government, and (b) a Finance and Investment Account, which is funded through capital contributions and borrowings from the Japanese government, bonds issued to investors and interest and revenues generated by JICA from loans disbursed.

The financial statements are stated in Japanese yen, the currency of the country in which JICA is incorporated and operates.

Significant Accounting Policies

Finance and Investment Account

1.	Depreciation method

(1)	Tangible assets (except for leased assets)

Straight-line method

The useful lives of major assets are as follows:

Buildings:	2-50 years
Structures:	2-46 years
Machinery and equipment:	2-17 years
Vehicles:	2-6 years
Tools, furniture, and fixtures:	2-15 years

(2)	Intangible assets (except for lease assets)

Straight-line method

Software used by JICA is depreciated over its useful life (5 years).

(3)	Leased assets

Leased assets are depreciated by the straight-line method over the lease term. Depreciation for leased assets is calculated with zero residual value being assigned to the asset.

2.	Provision for bonuses

The provision for bonuses is calculated and provided for based on estimated amounts of future payments attributable to the services that have been rendered by officers and employees applicable to the current fiscal year.

3.	Provision for retirement benefits

The provision for retirement benefits is calculated and provided for based on estimated amounts of future payments attributable to the retirement of employees. It is accrued in line with the retirement benefit obligations and estimated plan assets applicable to the current fiscal year end. If the estimated plan assets exceed the estimated retirement benefit obligations at the end of the fiscal year, the excess is recorded as the prepaid pension expenses. In calculating the retirement benefit obligations, the estimated amount of retirement benefit payments is attributed to the period based on the straight-line basis. The profit and loss appropriation method for actuarial differences and past service costs is as follows:

Actuarial differences are recognized as a lump-sum gain or loss in the fiscal year in which they occur.

Past service costs are recognized as a lump-sum gain or loss in the fiscal year in which they occur.

4.	Basis and standard for the accrual of allowance and loss contingencies

(1)	Allowance for loan losses

The allowance for claims on debtors who are legally bankrupt (“Bankrupt borrowers”) or substantially bankrupt (“Substantially bankrupt borrowers”) is provided based on the outstanding balance of loan claims after the deductions of the amount expected to be collected through the disposal of collateral and execution of guarantees, or the same amount is written off directly. The allowance for claims on debtors who are not legally bankrupt but are likely to become bankrupt (“Potentially bankrupt borrowers”) is provided based on an overall assessment of the solvency of the debtors after the deductions of the amount expected to be collected through the disposal of collateral and the execution of guarantees, or the same amount is written off directly. There were no write-offs from the above-mentioned outstanding balance of loan claims for the current fiscal year end.

The allowance for claims on debtors other than Bankrupt borrowers, Substantially bankrupt borrowers, and Potentially bankrupt borrowers is provided primarily based on the default probability, which is calculated based on the analysis of credit rating transitions during a certain period in the past. The allowance for possible losses on specific overseas loans is provided based on the expected loss amount taking into consideration the political and economic situation of these countries.

All claims are assessed initially by the operational departments (including regional departments) based on internal rules for self-assessment of asset quality and an allowance is provided based on the results of the assessments. In addition, these self-assessments results are reviewed by the internal audit department, which is independent from the operational departments.

(2)	Provision for contingent losses

Provision for contingent losses is provided to prepare for the occurrence of contingent losses for a portion of the undisbursed balance of loan commitments, which JICA is absolutely obligated to extend. The amount of the provision is estimated based on the possibility of losses in the future.

5.	Standard and method for the valuation of securities

(1)	Shares of affiliated companies

Shares of affiliated companies are recognized at an amount equivalent to JICA’s percentage share of the net assets of such companies based upon the most recent financial statements.

If the acquisition cost based on the moving average method exceeds the fair value, the difference between the acquisition cost and the fair value is treated as a loss for the fiscal year and recorded in Statement of Income. If the fair value exceeds the acquisition cost based on the moving average method, the difference between the acquisition cost and the fair value is included directly in Net assets.

(2)	Other investment securities

[1]	Securities whose fair value can be readily determined

Such investment securities are stated at fair value with changes in net unrealized gains or losses included directly in Valuation and translation adjustments of Net assets. Cost of securities sold is determined by using the moving average method.

[2]	Securities whose fair value cannot be readily determined

Such investment securities are carried at cost based on the moving average method. Cost of securities sold is determined by using the moving average method.

Investments in limited partnerships and other similar partnerships, which are regarded as securities under Article 2, Clause 2 of the Japanese Financial Instruments and Exchange Law, Act No. 25 of 1948, are recognized at an amount equivalent to JICA’s percentage share of the net assets of such partnerships, based upon the most recent financial statements available depending on the report date stipulated in the partnership agreement.

(3)	Securities held as trust assets in money-held-in trust account

The securities are valued in the same way as (2) above.

6.	Standard and method for the valuation of derivative transactions

All derivative financial instruments are carried at fair value.

7.	Method for amortization of discount on bonds payable

Discount on bonds payable is amortized over the duration of the bonds.

8.	Translation standard for foreign currency-denominated assets and liabilities into yen

Foreign currency monetary claims and liabilities are translated into Japanese yen mainly at the spot exchange rate at the balance sheet date. Exchange differences are recognized in profit or loss.

9.	Method of hedge accounting

(1)	Method of hedge accounting

Interest rate swaps are accounted for using the deferral hedge accounting method or the exceptional accrual method. Currency swaps are accounted for by using the assignment method.

(2)	Hedging instruments and hedged items

[1]	Hedging instruments...Interest rate swaps

Hedged items...Loans and foreign currency bonds

[2]	Hedging instruments...Currency swaps

Hedged items...Foreign currency loans and foreign currency bonds

(3)	Hedging policy

JICA enters into interest rate swaps or currency swaps for the purpose of hedging interest rate or currency fluctuation risks.

(4)	Method of evaluation of hedge effectiveness

Hedges that offset market fluctuations of loans are assessed based on discrepancies with regard to maturity and notional principal together with other factors between hedged loans and hedging instruments.

As for interest rate swaps that satisfy the requirements of the exceptional accrual method and currency swaps that satisfy the requirements of the assignment method, JICA is not required to periodically evaluate hedge effectiveness.

10.	Accounting treatment for consumption taxes

Consumption taxes and local consumption taxes are included in transaction amounts.

Notes to the financial statements

Finance and Investment Account

(Balance Sheet)

1. Financial assets received as collateral

The fair value of financial assets received as collateral at JICA’s disposal was ¥ 22,972,149,010.

2. Undisbursed balance of loan commitments

Most of JICA’s loans are long-term loans. Ordinarily, when receiving a request for disbursement of a loan from a borrower, corresponding to the intended use of funds as stipulated by the loan agreement, and upon confirming the fulfillment of conditions prescribed under the loan agreement, JICA promises to loan a certain amount of funds within a certain range of the amount required by the borrower, with an outstanding balance within the limit of loan commitments. The undisbursed balance of loan commitments as of March 31, 2026 was ¥ 7,197,436,420,920.

3. Contingent Liabilities

A portion of loans extended to the Government of Ukraine (approved amount: ¥471,900,000,000; outstanding loan balance as of the end of the current fiscal year: ¥261,118,968,432) will be repaid from repayment resources provided under the Ukraine Loan Cooperation Mechanism (Regulation (EU) 2024/2773), which was enacted by the European Parliament on October 24, 2024. This mechanism utilizes proceeds derived from the continued freezing of Russian sovereign assets held within the European Union (notably at the European central securities depository, Euroclear) as a funding source to service loans provided by G7 countries participating in the framework (hereinafter referred to as the “Mechanism”).

The repayment resources provided by the Mechanism are inherently variable and depend on factors such as the investment performance of Euroclear and fluctuations in the JPY/EUR exchange rate. The total annual repayment amount is expected to range between EUR 2.5 billion and EUR 3.0 billion, to be allocated pro rata among participating G7 countries according to their respective loan commitments.

The European Union and the G7 have agreed that the asset freeze will remain in place until sufficient reparations have been made by the Russian Federation to Ukraine. Furthermore, in the event that the Russian invasion of Ukraine comes to an end and the asset freeze is lifted, the Government of Ukraine will be obligated to repay any remaining outstanding debt. Accordingly, the source of repayment is expected to vary depending on the timing and nature of the end of the conflict, as well as the terms of any peace agreement, including reparations and the lifting of asset freezes.

Given that the timing and manner of the resolution of the conflict and the terms of any peace agreement cannot be reasonably estimated, and considering the nature of the repayment resources provided under the Mechanism, for which the recoverability assessment does not necessarily depend solely on the creditworthiness of Ukraine, no allowance for loan losses has been recognized.

However, once the repayment resources available following a peace agreement are determined, the amount of the allowance for loan losses may be materially affected.

(Statement of Administrative Service Operation Cost)

1. Cost being borne by the public for the operation of Incorporated Administrative Agency

Administrative service operation cost	¥175,196,792,213
Self-revenues, etc.	¥(222,299,601,655)
Opportunity cost	¥198,264,311,998

Cost being borne by the public for the operation of Incorporated Administrative Agency	¥151,161,502,556

2. Method for computing opportunity cost

(1)	Interest rate used to compute opportunity cost concerning government investment

2.345% with reference to the yield of 10-year fixed-rate Japanese government bonds at March 31, 2026.

(2)

Method for computing opportunity cost for public officers temporarily transferred to JICA Of the estimated increase in retirement allowance during service rendered in JICA, costs are calculated in accordance with JICA’s internal rules.

(Statement of Cash Flows)

The funds shown in the statement of cash flows are deposit accounts and checking accounts.

1. Breakdown of balance sheet items and ending balance of funds

(as of March 31, 2026)

Cash and deposits	¥900,787,332,294
Time deposits	¥0

Ending balance of funds	¥900,787,332,294

2. Significant Non-Cash Transactions

Acquisition of assets under finance lease arrangements:

Tools, furniture, and fixtures: ¥ 819,112,800

(Financial instruments)

1. Status of financial instruments

(1)	Policy regarding financial instruments

The Finance and Investment Account undertakes financial cooperation operations by providing debt and equity financing. In undertaking these operations, it raises funds by borrowing from the Japanese Government under the FILP, borrowing from financial institutions, issuing bonds, and receiving capital investment from the Japanese Government. From the perspective of asset-liability management (ALM), derivative transactions are entered so as to mitigate the adverse impact caused by interest rate and foreign exchange fluctuations.

(2)	Details of financial instruments and related risks

The financial assets held in the Finance and Investment Account are loans mainly to the Developing Area and are exposed to credit risk attributed to defaults by its borrowers, interest rate risk and foreign exchange risk. Securities, investment securities, shares of affiliated companies and money held in trust are held for policy-oriented purposes, and are exposed to credit risk of issuers and others, interest rate risk, and market price volatility risk.

The financial liabilities held under the Finance and Investment account mainly consist of borrowings and bonds, and are exposed to interest rate and exchange rate fluctuation risks as well as liquidity risks. Liquidity risk refers to the risk of incurring losses when it becomes difficult to secure necessary funds due to mismatches between investment and procurement periods, unexpected delays in collection, or increases in expenditures, as well as when market disruptions prevent access to the market.

(3)	Risk management system for financial instruments

[1]	Credit risk management

The Finance and Investment Account has established and operates a system for credit management. This system encompasses credit appraisal, credit limit setting, credit information monitoring, internal rating, guarantee and collateral setting, problem loan management, etc., in accordance with integrated risk management rules and various credit risk-monitoring rules. This credit management is carried out by the operational departments (including region department), in addition to the Credit Risk Analysis and Environmental Review Department and General Affairs Department. Additionally, the Risk Management Committee of the Finance and Investment Account and Board Meeting convene on a regular basis for the purpose of deliberating or reporting. Moreover, the Office of Audit monitors the status of credit management.

The credit risks of issuers of investment securities are monitored by the Sales related department, which regularly confirms their credit information, etc.

Counterparty risk in derivative transactions is monitored by regularly confirming the exposure and credit standing of counterparties and by securing collateral as necessary.

[2]	Market risk management

(i)	Interest rate risk management

Loan interest rates are determined in accordance with the methods prescribed by laws or statements of operational procedures. The interest rates for borrowings and bonds are determined based on market interest rates. Due to the potential adverse impact of interest rate fluctuations, we conduct comprehensive management of assets and liabilities (ALM). Interest rate swap transactions are conducted to hedge against the risk of interest rate fluctuations in light of their possible adverse impact.

(ii)	Foreign exchange risk management

Foreign currency claims and liabilities are exposed to foreign exchange fluctuation risk; as such, foreign currency claims are funded by foreign currency liabilities, and currency swaps and other approaches are employed to avert or reduce foreign exchange risk. Additionally, foreign currency-denominated securities are exposed to exchange rate fluctuation risks, and we manage these risks by monitoring the exchange rate fluctuations of the relevant currencies.

(iii)	Price volatility risk management

Stocks and other securities are held for policy promotion objectives and other purposes, and are monitored for changes in value affected by the market environment or financial condition of the companies, exchange rates, and other factors.

This information is reported on a regular basis to the Risk Management Committee of the Finance and Investment Account and Board Meeting.

[3]	Liquidity risk management related to fund raising

With respect to the Finance and Investment Account, long-term and stable funding is secured through sources such as Fiscal Investment and Loan Program (FILP) funds, government-guaranteed bonds, and FILP agency bonds. In addition, by monitoring cash flow conditions and establishing short-term borrowing facilities with multiple private financial institutions to prepare for daily funding needs, efforts are made to ensure appropriate risk management.

[4]	Derivative transaction management

Pursuant to rules concerning swaps, derivative transactions are implemented and managed by separating the sections related to execution of transactions, verification of hedge effectiveness, and logistics management based on a mechanism with an established internal system of checks and balances.

2. Fair value of financial instruments

Balance sheet amounts, fair values, and differences at the balance sheet date are as follows. Financial instruments without market prices are excluded from the table below (See (Note)).

(Unit: Yen)

	Balance sheet amount*1	Fair value*1	Difference
(1) Loans	18,741,387,908,631
Allowance for loan losses	(204,201,539,102)
	18,537,186,369,529	14,305,648,721	(4,231,537,890,808)
(2) Claims probable in bankruptcy, claims probable in rehabilitation, and others	87,062,884,239
Allowance for loan losses	(87,062,884,239)
	0	0	0
(3) Borrowings from government fund for FILP (including current portion of borrowings)	(7,352,143,649,000)	(6,409,140,274,403)	(943,003,374,597)
(4) Bonds (including current portion of bonds)	(1,889,274,790,000)	(1,797,687,393,901)	(91,587,396,099)
(5) Derivative transactions*2
Derivative transactions not qualifying for hedge accounting	(40,247,917,430)	(40,247,917,430)	0
Derivative transactions qualifying for hedge accounting*3	434,489,283	434,489,283	0
	(39,813,428,147)	(39,813,428,147)	0

*1 Liabilities are shown in parentheses (  ).

*2 Derivatives transactions recorded in Assets and Liabilities are netted, these derivatives after netting are presented above. The figures in parentheses (  ) indicate net liabilities.

*3 Interest rate swaps and other derivatives designated as hedging instruments to offset market fluctuations in the hedged items, specifically loans. Deferral hedge accounting is applied to such derivative transactions. JICA has adopted the “Practical Solution on the Treatment of Hedge Accounting for Financial Instruments Referencing LIBOR” (Accounting Standards Board of Japan Practical Issues Task Force No. 40, March 17, 2022) to these hedging relationships.

(Note)	The following are the balance sheet amounts of the financial instruments without market prices. They are not included in the fair value information of financial instruments.

(Unit: Yen)
Balance sheet amount
Investment securities	38,221,658,294
Shares of affiliated companies	73,470,276,854
Money held in trust	238,246,664,680

* Based on paragraph 5 of the “Implementation Guidance on Disclosures about Fair Value of Financial Instruments” (ASBJ Guidance No.19 issued on March 31, 2020), fair values are not presented for unlisted stocks. Based on paragraph 24-16 of the “Implementation Guidance on Disclosures about Fair Value of Financial Instruments” (ASBJ Guidance No.31 issued June 17, 2021), fair values are not presented for partnership investments.

3. Breakdown of the fair value of financial instruments by level and other relevant matters

The fair value of financial instruments is classified into the following three levels according to the observability and significance of the inputs used in fair value measurements.

Level 1 fair value: Of observable inputs for the fair value determination, fair value is determined based on a quoted price formed in an active market for assets or liabilities that are subject to the fair value determination.

Level 2 fair value: Of observable inputs for the fair value, fair value is determined based on inputs for the fair value determination other than those used to determine the level 1 fair value.

Level 3 fair value: Fair value is determined using unobservable inputs for the fair value determination.

In cases where multiple inputs which have a material effect on the calculation of the fair value are used, among the levels to which the respective inputs belong, the fair value is categorized at the level with the lowest priority in the fair value calculation.

(1)	Financial instruments recorded at fair value in the balance sheet

(Unit: Yen)

	Fair Value
	Level 1	Level 2	Level 3	Total
Derivative transactions*
Derivative transactions not qualifying for hedge accounting	—	(40,247,917,430)	—	(40,247,917,430)
Derivative transactions qualifying for hedge accounting	—	434,489,283	—	434,489,283
Total derivative transactions	—	(39,813,428,147)	—	(39,813,428,147)

* Derivative transactions recorded in Assets and Liabilities are netted, these derivatives after netting are presented above. The figures in parentheses (  ) indicate net liabilities.

(2)	Financial instruments other than financial instruments recorded at fair value in the balance sheet

(Unit: Yen)

	Fair Value
	Level 1	Level 2	Level 3	Total
Loans	—	—	14,305,648,478,721	14,305,648,478,721
Total Assets	—	—	14,305,648,478,721	14,305,648,478,721
Borrowings from government fund for FILP (including current portion of borrowings)	—	6,409,140,274,403	—	6,409,140,274,403
Bonds (including current portion of bonds)	—	1,797,687,393,901	—	1,797,687,393,901
Total Liabilities	—	8,206,827,668,304	—	8,206,827,668,304

(Note 1) Description of the valuation techniques and inputs used in the fair value measurement

Assets

Loans

The fair values of loans with floating interest rates are measured at their book values, as policy interest rates (bank rates) are immediately reflected in their floating interest rates, and therefore, fair value approximates book value. On the other hand, fair values of loans with fixed interest rates are measured by discounting the total amount of the principal and interest with a rate that combines a risk-free rate with the respective borrowers’ credit risk. This fair value is classified into Level 3 because the effects of unobservable inputs on the fair value are considered to be material. As for hedged loans for which the assignment method is applied, the fair value of such currency swaps is applied.

Claims	probable in bankruptcy, claims probable in rehabilitation, and other

Regarding claims probable in bankruptcy, claims probable in rehabilitation, and other, the estimated uncollectible amount is measured based on the expected recoverable amount through collateral and guarantees. Therefore, fair value approximates the balance sheet amount on the closing date, less the current estimated uncollectible amount, and hence is measured accordingly. This fair value is classified into Level 3 because the effects of unobservable inputs on the fair value are considered to be material.

Liabilities

Bonds (including current portion of bonds)

The fair value of bonds (including current portion of bonds) is determined by observable market prices, if available. For bonds without market observable prices, the fair values are measured by discounting the total amount of the principal and interest at the risk-free rate. Since unobservable inputs are not used, this fair value is classified into Level 2. As for hedged bonds for which the exceptional accrual method and assignment method are applied, the fair value of such interest rate swaps and currency swaps is applied.

Borrowings from government fund for FILP (including current portion of borrowings)

The fair value of borrowings from government fund for FILP (including current portion of borrowings) is measured by discounting the total amount of principal and interest with interest rates expected to be applied to new borrowings for the same total amount. Since unobservable inputs are not used, this fair value is classified into Level 2.

Derivative transactions

Derivative transactions are interest rate swap transactions and currency swap transactions, and fair values are based on discounted present values. Interest rate swaps for which the exceptional accrual method is applied and currency swaps for which the assignment method is applied are accounted for together with the corresponding loan or bond. The fair value of these hedging instruments is included in the fair value of the underlying loans or bonds. Since unobservable inputs are not used, this fair value is classified into Level 2.

(Note 2)	Information on the fair value of Level 3 financial instruments recorded at fair value in the balance sheet

Not applicable.

(Money held in trust)

1. Money held in trust for the purpose of investment

Not applicable.

2. Money held in trust for the purpose of investment and held-to-maturity

Not applicable.

3. Other (other than for the purpose of investment and held-to-maturity)

					(Unit: Yen)
	Balance sheet amount	Acquisition cost	Difference	The amount by which the balance sheet amount exceeds the acquisition cost	The amount by which the balance sheet amount does not exceed the acquisition cost
Money held in trust for others	238,246,664,680	206,779,309,234	31,467,355,446	31,467,355,446	0

(Note) “The amount by which the balance sheet amount exceeds the acquisition cost” and “The amount by which the balance sheet amount does not exceed the acquisition cost” are the breakdown of “Difference”.

(Retirement benefits)

1.	Overview of retirement benefit plans

To provide retirement benefits for employees, JICA has a defined benefit pension plan comprised of a defined benefit corporate pension plan and a lump-sum severance indemnity plan, and a defined contribution plan comprised of a defined contribution pension plan.

2.	Defined benefit pension plan
(1)	The changes in the retirement benefit obligation are as follows:

(Unit: Yen)

Retirement benefit obligation at the beginning of the fiscal year	6,983,480,644

Current service cost	279,421,430

Interest cost	60,683,060

Actuarial differences	(1,370,230,602)

Retirement benefit paid	(342,989,142)

Past service cost	0

Contribution by employees	18,525,610

Retirement benefit obligation at the end of the fiscal year	5,628,891,000

(2)	The changes in the plan assets are as follows:

(Unit: Yen)

Plan assets at the beginning of the fiscal year	3,499,216,914

Expected return on plan assets	69,984,338
Actuarial differences	294,837,615
Contribution by JICA	124,524,279
Retirement benefit paid	(129,153,078)
Contribution by employees	18,525,610

Plan assets at the end of the fiscal year	3,877,935,678

(3)	Reconciliation of the retirement benefit obligations and plan assets and provision for retirement benefits and prepaid pension expenses in the balance sheet

(Unit: Yen)

Funded retirement benefit obligation	2,232,225,501
Plan assets	(3,877,935,678)

Unfunded benefit obligations of funded pension plan	(1,645,710,177)
Unfunded benefit obligations of unfunded pension plan	3,396,665,499

Subtotal	1,750,955,322
Unrecognized actuarial differences	0
Unrecognized past service cost	0

Net amount of assets and liabilities in the balance sheet	1,750,955,322

Provision for retirement benefits	3,396,665,499
Prepaid pension expenses	1,645,710,177

Net amount of assets and liabilities in the balance sheet	1,750,955,322

(4)	Components of retirement benefit expenses

(Unit: Yen)

Current service cost	279,421,430
Interest cost	60,683,060
Expected return on plan assets	(69,984,338)
Realized actuarial differences	(1,665,068,217)
Amortization of past service cost	0
Extraordinary additional retirement payments	0

Total	(1,394,948,065)

(5)	Major components of plan assets

Percentages of components to the total are as follows:

Bonds	41%
Stocks	36%
General account of life insurance company	4%
Others	19%

Total	100%

(6)	Method of determining the long-term expected rate of return on plan assets

The long-term expected rate of return on plan assets is determined based on components of plan assets, the actual historical returns, and market condition, etc.

(7)	Assumptions used

Principal assumptions used in actuarial calculations at the end of the fiscal year

Discount rate	Defined benefit corporate pension plan	2.74%
	Retirement benefits	2.48%
Long-term expected rate of return on plan assets		2.00%

3.	Defined contribution plan

The amount of contribution required to be made to the defined contribution plan is ¥ 14,215,731.

(Lease transactions)

Remaining lease payments for operating lease

Remaining lease payments for the lease period within one year after the balance sheet date:	¥305,396

Remaining lease payments for the lease period exceeding one year after the balance sheet date:	¥432,644

(Asset retirement obligations)

1.	Overview of asset retirement obligations

In accordance with a building lease agreement, JICA has the obligation to restore the head office building to its original state. Restoration costs are reasonably estimated and recognized as asset retirement obligations.

2.	Amount and calculation method of asset retirement obligations

The estimate for the asset retirement obligations assumes a five-year lease period for the projected period of use and a discount rate between (0.048)% and 0.529%.

3.	Changes in the total amount of asset retirement obligations

(Unit: Yen)

Balance at the beginning of the fiscal year	105,542,546

Increase related to acquisition of tangible assets	0

Adjustment resulting from passage of time	(15,476)

Decrease due to settlement of asset retirement obligations	0

Balance at the end of the fiscal year	105,527,070

(Significant accounting estimates)

The items for which amounts have been recorded in the financial statements for the current fiscal year based on accounting estimates and which may have a significant impact on the financial statements for the following fiscal year are as follows.

1.	Allowance for loan losses and Provision for contingent losses

Loans are major assets on JICA’s financial statement. Thus, Allowance for loan losses and Provision for contingent losses have a significant impact on JICA’s financial condition and JICA considers them as significant accounting estimates.

(1)	Amount recorded in the financial statements

(Unit: Yen)

Allowance for loan losses	291,264,423,341

Provision for contingent losses	353,713,642

(2)	Information about the nature of significant accounting estimates for the identified items

[1] Calculation method

The calculation method of the Allowance for loan losses and Provision for contingent losses is described in “Significant Accounting Policies 4. Basis and standard for the accrual of allowance and loss contingencies” in the financial statements.

In the course of operations of finance and investment cooperation, JICA is exposed to various risks such as credit risk, market risk, liquidity risk, and operational risk, and JICA may incur losses due to these risks. To address the credit risk, the risk of JICA incurring loss arising from a reduction in, or diminishment of, asset value attributable to a deterioration in debtors’ financial condition and for other reasons, JICA calculates an expected loss amount and records it as Allowance for loan losses and Provision for contingent losses. JICA engages in significant financial cooperation operations with overseas governments and governmental institutions, and therefore, sovereign risk is a relatively significant part of the credit risk that JICA is exposed to in connection with these operations.

Allowance for loan losses and Provision for contingent losses is calculated in accordance with JICA’s internal rules for self-assessment of asset quality and internally established standards. The calculation process includes the determination of the debtors’ classification based on the evaluation of debtors’ solvency in consideration of their financial condition, future prospects, and other relevant factors.

[2] Key Assumptions

Key assumptions are the debtors’ future prospects for their financial condition and the balance of international payment used in the determination of the debtors’ classification. Therefore, JICA’s estimation and judgment are reassessed and modified whenever the debtors’ political situations and economic conditions change, or new information becomes available.

In this fiscal year, JICA has made its assessment by considering a range of interrelated factors that may affect the global economy, commodity prices, and the international financial environment, including heightened geopolitical risks arising from conflicts in various regions of the world, while also taking into account the outlooks issued by the International Monetary Fund (IMF), and other relevant factors.

[3] Impact on the financial statements for the following fiscal year

It is expected that the global environment will remain highly uncertain due to trends and their impacts on geopolitical risks, changes in the international financial environment, and changes in the political and economic circumstances surrounding the debtors. However, Allowance for loan losses and Provision for contingent losses are currently provided based on the assumption that the level of the credit risk of outstanding loans and other investments as of March 31, 2025, will be the same as the historical level for the near future.

Accordingly, if the debtors’ financial condition and the balance of international payments change beyond current expectations over the medium to long term, they may have a significant impact on Allowance for loan losses and Provision for contingent losses in the financial statements for the following fiscal year.

(Significant contractual liabilities)

The amount of Significant contractual liabilities scheduled for payment in the following fiscal year is ¥1,195,555,680.

(Significant subsequent events)

Not applicable.

The Accompanying Supplementary Schedules

Finance and Investment Account

(1) Details of acquisition and disposal of non-current assets, depreciation, and accumulated impairment losses

												(Unit: Yen	)
Type		Balance at the beginning of the period	Increase during the period	Decrease during the period	Balance at the end of the period	Accumulated depreciation		Accumulated impairment losses			Net assets at the end of the period	Remarks
							Depreciation during the period		Impairment losses during the period	Impairment losses not included in expenses

Tangible assets (Depreciation included in expenses)	Buildings	4,240,782,993	161,909,652	28,389,629	4,374,303,016	1,770,065,290	125,976,225	536,539,721	0	0	2,067,698,005
	Structures	106,059,536	0	0	106,059,536	55,510,135	5,478,048	11,670,468	0	0	38,878,933
	Machinery and equipment	190,104,961	2,401,976	464,668	192,042,269	84,493,230	1,404,051	95,071,397	0	0	12,477,642
	Vehicles	621,767,262	51,025,120	47,148,773	625,643,609	445,434,263	36,686,778	0	0	0	180,209,346
	Tools, furniture, and fixtures	466,396,570	827,351,007	10,500,085	1,283,247,492	369,494,858	114,861,087	0	0	0	913,752,634
	Total	5,625,111,322	1,042,687,755	86,503,155	6,581,295,922	2,724,997,776	284,406,189	643,281,586	0	0	3,213,016,560

Tangible assets (Non-depreciable assets)	Land	12,703,270,000	0	0	12,703,270,000	0	0	6,091,196,973	0	0	6,612,073,027
	Construction in progress	0	164,257,678	710,019	163,547,659	0	0	0	0	0	163,547,659
	Total	12,703,270,000	164,257,678	710,019	12,866,817,659	0	0	6,091,196,973	0	0	6,775,620,686

Total tangible assets	Buildings	4,240,782,993	161,909,652	28,389,629	4,374,303,016	1,770,065,290	125,976,225	536,539,721	0	0	2,067,698,005
	Structures	106,059,536	0	0	106,059,536	55,510,135	5,478,048	11,670,468	0	0	38,878,933
	Machinery and equipment	190,104,961	2,401,976	464,668	192,042,269	84,493,230	1,404,051	95,071,397	0	0	12,477,642
	Vehicles	621,767,262	51,025,120	47,148,773	625,643,609	445,434,263	36,686,778	0	0	0	180,209,346
	Tools, furniture, and fixtures	466,396,570	827,351,007	10,500,085	1,283,247,492	369,494,858	114,861,087	0	0	0	913,752,634
	Land	12,703,270,000	0	0	12,703,270,000	0	0	6,091,196,973	0	0	6,612,073,027
	Construction in progress	0	164,257,678	710,019	163,547,659	0	0	0	0	0	163,547,659
	Total	18,328,381,322	1,206,945,433	87,213,174	19,448,113,581	2,724,997,776	284,406,189	6,734,478,559	0	0	9,988,637,246

Intangible assets (Depreciation included in expenses)	Trademark rights	1,816,081	0	0	1,816,081	1,129,063	108,476	0	0	0	687,018
	Software	17,502,337,191	8,965,024,381	145,630,502	26,321,731,070	13,527,057,054	3,391,012,793	0	0	0	12,794,674,016
	Total	17,504,153,272	8,965,024,381	145,630,502	26,323,547,151	13,528,186,117	3,391,121,269	0	0	0	12,795,361,034

Intangible assets (Non-depreciable assets)	Software in progress	6,752,799,777	218,708,085	6,857,033,360	114,474,502	0	0	0	0	0	114,474,502
	Total	6,752,799,777	218,708,085	6,857,033,360	114,474,502	0	0	0	0	0	114,474,502

Total intangible assets	Trademark rights	1,816,081	0	0	1,816,081	1,129,063	108,476	0	0	0	687,018
	Software	17,502,337,191	8,965,024,381	145,630,502	26,321,731,070	13,527,057,054	3,391,012,793	0	0	0	12,794,674,016
	Software in progress	6,752,799,777	218,708,085	6,857,033,360	114,474,502	0	0	0	0	0	114,474,502
	Total	24,256,953,049	9,183,732,466	7,002,663,862	26,438,021,653	13,528,186,117	3,391,121,269	0	0	0	12,909,835,536

Investments and other assets	Investment securities	27,079,085,691	12,298,964,849	1,156,392,246	38,221,658,294	0	0	0	0	0	38,221,658,294
	Shares of affiliated companies	72,990,838,017	479,438,837	0	73,470,276,854	0	0	0	0	0	73,470,276,854
	Money held in trust	113,011,525,603	130,862,242,003	5,627,102,926	238,246,664,680	0	0	0	0	0	238,246,664,680
	Long-term suspence payments	0	479,049,000	0	479,049,000	0	0	0	0		479,049,000
	Claims probable in bankruptcy, claims probable in rehabilitation, and other	87,062,884,239	0	0	87,062,884,239	0	0	0	0	0	87,062,884,239
	Allowance for loan losses	(87,062,884,239)	0	0	(87,062,884,239)	0	0	0	0	0	(87,062,884,239)
	Long-term prepaid expenses	176,580,692	14,410,672	69,216,435	121,774,929	0	0	0	0	0	121,774,929
	Prepaid pension expenses	770,336,983	875,373,194	0	1,645,710,177	0	0	0	0		1,645,710,177
	Long-term guarantee deposits	650,340,613	16,756,863	9,395,394	657,702,082	0	0	0	0	0	657,702,082
	Total	214,678,707,599	145,026,235,418	6,862,107,001	352,842,836,016	0	0	0	0	0	352,842,836,016

* Long-term suspense payments represent investments in SAFE (Simple Agreement for Future Equity) convertible equity instruments.

(2) Details of securities

Securities recorded under investments and other assets

(Unit: Yen)

	Name	Acquisition cost	Amount equivalent to JICA’s percentage share of the net assets of the affiliated companies	Balance sheet amount	Valuation difference recognized in the Statement of Income of the period	Valuation difference on shares of affiliated companies	Remarks

Shares of affiliated companies	Sumatra Pulp Corporation	2,758,289,455	1	1	0	0
	Japan Saudi Arabia Methanol Co., Inc.	7,149,297,104	21,602,189,446	21,602,189,446	0	14,452,892,342
	SPDC Ltd.	7,269,880,619	21,854,366,156	21,854,366,156	0	14,584,485,537
	KAFCO Japan Investment Co., Ltd.	2,436,204,983	2,636,509,172	2,636,509,172	0	200,304,189
	Nippon Amazon Aluminum Co., Ltd.	25,066,535,300	17,883,975,490	17,883,975,490	(189,851,568)	0
	JAPAN ASEAN Women Empowerment Fund	6,454,158,320	9,235,868,389	9,235,868,389	0	2,781,710,069
	Ship Aichi Medical Service Limited	748,809,600	257,368,200	257,368,200	(143,244,792)	0
	Total	51,883,175,381	73,470,276,854	73,470,276,854	(333,096,360)	32,019,392,137

Other investment securities	Type and name	Acquisition cost	Fair value	Balance sheet amount	Valuation difference recognized in the Statement of Income of the period	Valuation difference on available-for-sale securities	Remarks
	HBL Microfinance Bank Limited	218,880,000	-	137,548,800	0	(81,331,200)
	Myanmar Japan Thilawa Development Ltd.	321,372,900	-	431,144,100	0	109,771,200
	Gojo & Company, Inc.	999,997,307	-	999,997,307	0	0
	WASSHA Inc.	29,203,406	-	29,203,406	0	0
	Sanergy, Inc.	27,024,587	-	30,326,693	0	3,302,106
	Bangladesh SEZ Ltd.	406,778,359	-	476,776,758	0	69,998,399
	DRCONSULTA LTD.	1,270,385,680	-	1,318,500,525	0	48,114,845
	Light Rail Transit One Partners LLC	2,181,800,000	-	2,181,800,000	0	0
	AGL Holding	444,033,281	-	489,412,166	0	45,378,885
	MGM Sustainable Energy Fund L.P.	265,780,851	-	343,283,648	(127,816,756)	205,319,553
	IFC Middle East and North Africa Fund, LP	274,556,398	-	678,183,590	291,105,822	112,521,370
	MGM Sustainable Energy Fund II L.P.	2,033,748,763	-	2,180,706,349	(850,051,914)	997,009,500
	I&P Afrique Entrepreneurs II LP	579,044,108	-	609,563,206	(142,188,354)	172,707,452
	WWB Capital Partners II, L.P.	1,305,834,326	-	1,618,811,200	40,541,156	272,435,718
	Covid-19 Emerging and Frontier Markets MSME Support Fund	4,205,361,604	-	6,074,495,521	328,669,518	1,540,464,399
	Rebright Partners IV Investment Limited Partnership	458,890,344	-	476,420,435	(40,436,899)	57,966,990
	SVL-SME Fund	4,095,529,959	-	4,866,070,486	879,348,214	(108,807,687)
	Dolma Impact Fund II	887,040,982	-	955,057,257	(16,543,852)	84,560,127
	Lendable S.A., SICAV-RAIF	1,278,859,205	-	1,596,830,000	167,915,269	150,055,526
	Verod-Kepple Africa Ventures SCSp	478,669,461	-	558,493,957	18,900,078	60,924,418
	GEF LatAm Climate Solutions Fund III-B, L.P.	1,949,501,886	-	2,769,846,148	591,211,952	229,132,310
	Horizon Capital Growth Fund IV, L.P.	1,569,976,603	-	1,876,753,910	226,915,611	79,861,696
	Openspace Ventures IV, L.P.	480,457,316	-	453,580,867	(52,318,012)	25,441,563
	Dalus Capital Fund III, LP	994,072,090	-	992,941,162	(74,165,071)	73,034,143
	Ecoenterprises Partners IV, L.P.	46,755,875	-	11,641,087	(35,366,079)	251,291
	Novastar Ventures Africa People and Planet Fund III LP	568,027,112	-	576,922,645	(27,032,639)	35,928,172
	Helios Investors V, L.P.	677,735,090	-	497,537,718	(191,081,627)	10,884,255
	Global Supply Chain Support Fund SCSp	958,683,708	-	980,858,256	0	22,174,548
	Global Subnational Climate Fund SCSp	2,377,030,276	-	2,478,428,505	0	101,398,229
	VALOR VENTURE FUND V, L.P.	460,520,631	-	479,010,037	0	18,489,406
	CANARY IV, L.P.	1,027,248,704	-	1,051,512,555	0	24,263,851

	Total	32,872,800,812	-	38,221,658,294	987,606,417	4,361,251,065

Total balance sheet amount				111,691,935,148

*

Acquisition cost of other investment securities related to the investment limited partnership and other equivalent funds includes the amount equivalent to JICA’s percentage share of the accumulated profit/loss amount for the previous term.

(3) Details of loans

(Unit: Yen)
Classification	Balance at the beginning of the period	Increase during the period	Decrease during the period		Balance at the end of the period	Remarks
			Collection, etc.	Write-off
Loans	17,606,789,039,411	2,041,006,721,059	906,407,851,839	0	18,741,387,908,631
Claims probable in bankruptcy, claims probable in rehabilitation, and other	87,062,884,239	0	0	0	87,062,884,239
Total	17,693,851,923,650	2,041,006,721,059	906,407,851,839	0	18,828,450,792,870

(4) Details of borrowings

							(Unit: Yen)
Classification	Balance at the beginning of the period	Increase during the period	Decrease during the period	Balance at the end of the period	Average interest rate (%)	Maturity date	Remarks
Borrowings from government fund for Fiscal Investment and Loan Program	6,161,633,624,000	1,419,850,000,000	229,339,975,000	7,352,143,649,000 (180,884,738,000)	1.093	July 2026- May 2064

*	Figures in parentheses ( ) indicate the amount of borrowings repayable within one year.

(5) Details of bonds

(Unit: Yen)

Security name	Balance at the beginning of the period	Increase during the period	Decrease during the period	Translation Adjustments	Balance at the end of the period	Coupon (%)	Maturity date	Remarks

FILP Agency Bonds

FILP Agency Bonds (1st)	30,000,000,000	0	0	—	30,000,000,000 0	2.470	September 2028

FILP Agency Bonds (2nd)	30,000,000,000	0	0	—	30,000,000,000 0	2.341	June 2029

FILP Agency Bonds (3rd)	20,000,000,000	0	0	—	20,000,000,000 0	2.134	December 2029

FILP Agency Bonds (4th)	20,000,000,000	0	0	—	20,000,000,000 0	2.079	June 2030

FILP Agency Bonds (5th)	20,000,000,000	0	0	—	20,000,000,000 0	1.918	September 2030

FILP Agency Bonds (6th)	20,000,000,000	0	0	—	20,000,000,000 0	2.098	December 2030

FILP Agency Bonds (7th)	20,000,000,000	0	0	—	20,000,000,000 0	1.991	June 2031

FILP Agency Bonds (8th)	15,000,000,000	0	0	—	15,000,000,000 15,000,000,000	1.554	September 2026

FILP Agency Bonds (9th)	5,000,000,000	0	0	—	5,000,000,000 0	2.129	September 2041

FILP Agency Bonds (13th)	10,000,000,000	0	0	—	10,000,000,000 0	1.752	June 2032

FILP Agency Bonds (15th)	10,000,000,000	0	0	—	10,000,000,000 0	1.724	September 2032

FILP Agency Bonds (19th)	10,000,000,000	0	0	—	10,000,000,000 0	1.725	June 2033

FILP Agency Bonds (21st)	10,000,000,000	0	0	—	10,000,000,000 0	1.734	September 2033

FILP Agency Bonds (25th)	10,000,000,000	0	0	—	10,000,000,000 0	1.520	June 2034

FILP Agency Bonds (27th)	10,000,000,000	0	0	—	10,000,000,000 0	1.451	September 2034

FILP Agency Bonds (29th)	10,000,000,000	0	10,000,000,000	—	0 0	0.583	June 2025

FILP Agency Bonds (30th)	10,000,000,000	0	0	—	10,000,000,000 0	1.299	June 2035

FILP Agency Bonds (31st)	10,000,000,000	0	10,000,000,000	—	0 0	0.530	September 2025

FILP Agency Bonds (32nd)	10,000,000,000	0	0	—	10,000,000,000 0	1.212	September 2035

FILP Agency Bonds (33rd)	10,000,000,000	0	0	—	10,000,000,000 0	1.130	December 2035

FILP Agency Bonds (34th)	10,000,000,000	0	10,000,000,000	—	0 0	0.245	February 2026

FILP Agency Bonds (35th)	10,000,000,000	0	0	—	10,000,000,000 10,000,000,000	0.080	June 2026

FILP Agency Bonds (36th)	10,000,000,000	0	0	—	10,000,000,000 0	0.313	June 2036

FILP Agency Bonds (37th)	20,000,000,000	0	0	—	20,000,000,000 20,000,000,000	0.100	September 2026

FILP Agency Bonds (38th)	15,000,000,000	0	0	—	15,000,000,000 0	0.590	September 2046

FILP Agency Bonds (39th)	5,000,000,000	0	0	—	5,000,000,000 0	0.744	February 2037

FILP Agency Bonds (40th)	10,000,000,000	0	0	—	10,000,000,000 0	0.220	June 2027

FILP Agency Bonds (41st)	10,000,000,000	0	0	—	10,000,000,000 0	0.602	June 2037

FILP Agency Bonds (42nd)	20,000,000,000	0	0	—	20,000,000,000 0	0.597	September 2037

FILP Agency Bonds (43rd)	20,000,000,000	0	0	—	20,000,000,000 0	0.625	December 2037

FILP Agency Bonds (44th)	15,000,000,000	0	0	—	15,000,000,000 0	0.200	June 2028

FILP Agency Bonds (45th)	10,000,000,000	0	0	—	10,000,000,000 0	0.559	June 2038

FILP Agency Bonds (46th)	20,000,000,000	0	0	—	20,000,000,000 0	0.664	September 2038

FILP Agency Bonds (47th)	15,000,000,000	0	0	—	15,000,000,000 0	0.636	December 2038

FILP Agency Bonds (48th)	10,000,000,000	0	0	—	10,000,000,000 0	0.059	June 2029

FILP Agency Bonds (49th)	10,000,000,000	0	0	—	10,000,000,000 0	0.333	June 2039

FILP Agency Bonds (50th)	12,000,000,000	0	0	—	12,000,000,000 0	0.055	September 2029

Continued from previous page

FILP Agency Bonds (51st)	18,000,000,000	0	0	—	18,000,000,000 0	0.538	December 2049

FILP Agency Bonds (52nd)	10,000,000,000	0	0	—	10,000,000,000 0	0.055	March 2030

FILP Agency Bonds (53rd)	10,000,000,000	0	0	—	10,000,000,000 0	0.160	June 2030

FILP Agency Bonds (54th)	13,000,000,000	0	0	—	13,000,000,000 0	0.445	June 2040

FILP Agency Bonds (55th)	10,000,000,000	0	0	—	10,000,000,000 0	0.150	September 2030

FILP Agency Bonds (56th)	12,000,000,000	0	0	—	12,000,000,000 0	0.459	September 2040

FILP Agency Bonds (57th)	10,000,000,000	0	0	—	10,000,000,000 0	0.130	December 2030

FILP Agency Bonds (58th)	5,000,000,000	0	0	—	5,000,000,000 0	0.420	December 2040

FILP Agency Bonds (59th)	10,000,000,000	0	0	—	10,000,000,000 0	0.125	June 2031

FILP Agency Bonds (60th)	10,000,000,000	0	0	—	10,000,000,000 0	0.457	June 2041

FILP Agency Bonds (61st)	10,000,000,000	0	0	—	10,000,000,000 0	0.110	September 2031

FILP Agency Bonds (62nd)	10,000,000,000	0	0	—	10,000,000,000 0	0.439	September 2041

FILP Agency Bonds (63rd)	10,000,000,000	0	0	—	10,000,000,000 0	0.194	January 2032

FILP Agency Bonds (64th)	7,000,000,000	0	0	—	7,000,000,000 0	0.533	January 2042

FILP Agency Bonds (65th)	3,000,000,000	0	0	—	3,000,000,000 0	0.194	February 2032

FILP Agency Bonds (66th)	11,000,000,000	0	0	—	11,000,000,000 0	0.374	July 2032

FILP Agency Bonds (67th)	13,000,000,000	0	0	—	13,000,000,000 0	0.910	July 2042

FILP Agency Bonds (68th)	7,500,000,000	0	0	—	7,500,000,000 0	0.399	June 2032

FILP Agency Bonds (69th)	13,000,000,000	0	0	—	13,000,000,000 0	1.032	June 2042

FILP Agency Bonds (70th)	10,000,000,000	0	0	—	10,000,000,000 0	0.559	September 2032

FILP Agency Bonds (71st)	5,000,000,000	0	0	—	5,000,000,000 0	0.517	December 2027

FILP Agency Bonds (73rd)	15,000,000,000	0	0	—	15,000,000,000 0	0.681	March 2033

FILP Agency Bonds (74th)	10,000,000,000	0	0	—	10,000,000,000 0	1.110	March 2043

FILP Agency Bonds (75th)	10,000,000,000	0	0	—	10,000,000,000 0	0.349	September 2028

FILP Agency Bonds (76th)	12,000,000,000	0	0	—	12,000,000,000 0	0.747	June 2033

FILP Agency Bonds (77th)	10,000,000,000	0	0	—	10,000,000,000 0	1.404	June 2043

FILP Agency Bonds (78th)	8,000,000,000	0	0	—	8,000,000,000 0	0.294	December 2028

FILP Agency Bonds (79th)	20,000,000,000	0	0	—	20,000,000,000 0	0.580	June 2029

FILP Agency Bonds (80th)	20,000,000,000	0	0	—	20,000,000,000 0	0.820	September 2029

FILP Agency Bonds (81th)	10,000,000,000	0	0	—	10,000,000,000 0	1.181	September 2034

FILP Agency Bonds (82th)	4,000,000,000	0	0	—	4,000,000,000 4,000,000,000	0.850	March 2027

FILP Agency Bonds (83th)	0	15,000,000,000	0	—	15,000,000,000 0	0.923	June 2028

FILP Agency Bonds (84th)	0	8,000,000,000	0	—	8,000,000,000 0	1.178	June 2030

FILP Agency Bonds (85th)	0	5,500,000,000	0	—	5,500,000,000 0	0.920	September 2027

FILP Agency Bonds (86th)	0	4,500,000,000	0	—	4,500,000,000 0	1.367	September 2030

FILP Agency Bonds (87th)	0	5,000,000,000	0	—	5,000,000,000 0	1.256	December 2027

Subtotal	838,500,000,000	38,000,000,000	30,000,000,000	0	846,500,000,000 49,000,000,000

Continued from previous page

Security name	Balance at the beginning of the period	Increase during the period	Decrease during the period	Translation Adjustments	Balance at the end of the period	Coupon (%)	Maturity date	Remarks

Government-guaranteed bonds

Japan International Cooperation Agency Government-guaranteed bonds (2nd)	61,043,000,000 [$500,000,000]	0 [ $0]	0 [ $0]	1,967,600,000 [ $0]	63,010,600,000 [$500,000,000] (63,010,600,000)	2.125	October 2026

Japan International Cooperation Agency Government-guaranteed bonds (3rd)	68,840,750,000 [$500,000,000]	0 [ $0]	0 [ $0]	3,443,300,000 [ $0]	72,284,050,000 [$500,000,000]	2.750	April 2027

Japan International Cooperation Agency Government-guaranteed bonds (4th)	68,894,750,000 [$500,000,000]	0 [ $0]	0 [ $0]	3,443,300,000 [ $0]	72,338,050,000 [$500,000,000]	3.375	June 2028

Japan International Cooperation Agency Government-guaranteed bonds (5th)	74,922,500,000 [$500,000,000]	0 [ $0]	0 [ $0]	4,919,000,000 [ $0]	79,841,500,000 [$500,000,000]	1.000	July 2030

Japan International Cooperation Agency Government-guaranteed bonds (6th)	86,910,100,000 [$580,000,000]	0 [ $0]	0 [ $0]	5,706,040,000 [ $0]	92,616,140,000 [$580,000,000]	1.750	April 2031

Japan International Cooperation Agency Government-guaranteed bonds (7th)	134,860,500,000 [$900,000,000]	0 [ $0]	0 [ $0]	8,854,200,000 [ $0]	143,714,700,000 [$900,000,000]	3.250	May 2027

Japan International Cooperation Agency Government-guaranteed bonds (8th)	187,306,250,000 [$1,250,000,000]	0 [ $0]	0 [ $0]	12,297,500,000 [ $0]	199,603,750,000 [$1,250,000,000]	4.000	May 2028

Japan International Cooperation Agency Government-guaranteed bonds (9th)	149,845,000,000 [$1,000,000,000]	0 [ $0]	0 [ $0]	9,838,000,000 [ $0]	159,683,000,000 [$1,000,000,000]	4.750	May 2029

Japan International Cooperation Agency Government-guaranteed bonds (10th)	0 [ $0]	142,374,000,000 [$1,000,000,000]	0 [ $0]	17,309,000,000 [ $0]	159,683,000,000 [$1,000,000,000]	4.250	May 2030

Subtotal	832,622,850,000 [$5,730,000,000]	142,374,000,000 [$1,000,000,000]	0 [ $0]	67,777,940,000 [ $0]	1,042,774,790,000 [$6,730,000,000] (63,010,600,000)

Total	1,671,122,850,000	180,374,000,000	30,000,000,000	67,777,940,000	1,889,274,790,000 (112,010,600,000)

* Figures in parentheses ( ) indicate the amount of bonds redeemable within one year. The amount in [ ] is denominated in a foreign currency.

(6) Details of provisions

						(Unit: Yen)

Classification	Balance at the beginning of the period	Increase during the period	Decrease during the period		Balance at the end of the period	Remarks
			Intended use	Others

Provision for bonuses	445,621,699	490,464,508	445,621,699	0	490,464,508

Provision for contingent losses	1,307,344,767	353,713,642	0	1,307,344,767	353,713,642

Total	1,752,966,466	844,178,150	445,621,699	1,307,344,767	844,178,150

* Decrease during the period (Others) for the provision for contingent losses indicates the amount of reversal of the provision after revaluation, etc.

(7) Details of allowance for loan losses, etc.

							(Unit: Yen)

Classification	Balance of loans, etc.			Balance of allowance for loan losses			Remarks
	Balance at the beginning of the period	Increase or decrease during the period	Balance at the end of the period	Balance at the beginning of the period	Increase or decrease during the period	Balance at the end of the period

Loans	17,606,789,039,411	1,134,598,869,220	18,741,387,908,631	227,592,760,921	(23,391,221,819)	204,201,539,102

Claims probable in bankruptcy, claims probable in rehabilitation, and other	87,062,884,239	0	87,062,884,239	87,062,884,239	0	87,062,884,239

Total	17,693,851,923,650	1,134,598,869,220	18,828,450,792,870	314,655,645,160	(23,391,221,819)	291,264,423,341

*	The standard for the accrual of allowance for loan losses is described in No. 4 of Significant Accounting Policies.

(8) Details of provision for retirement benefits

					(Unit: Yen)

Classification	Balance at the beginning of the period	Increase during the period	Decrease during the period	Balance at the end of the period	Remarks

Total retirement benefit obligations	6,983,480,644	(1,011,600,502)	342,989,142	5,628,891,000

Retirement benefits	4,254,600,713	(644,099,150)	213,836,064	3,396,665,499

Defined benefit corporate pension plan	2,728,879,931	(367,501,352)	129,153,078	2,232,225,501

Unrecognized past service cost and unrecognized actuarial differences	0	0	0	0

Plan assets	3,499,216,914	507,871,842	129,153,078	3,877,935,678

Provision for retirement benefits	4,254,600,713	(644,099,150)	213,836,064	3,396,665,499

Prepaid pension expenses	770,336,983	875,373,194	0	1,645,710,177

(9) Details of asset retirement obligations

					(Unit: Yen)

Classification	Balance at the beginning of the period	Increase during the period	Decrease during the period	Balance at the end of the period	Remarks
Obligation of restoration to original state based on building lease agreement	105,542,546	0	15,476	105,527,070	Specified expenses in Accounting Standards for Incorporated Administrative Agencies No. 91: None

(10) Details of liabilities for guarantee

									(Unit: Yen)
Classification	Balance at the beginning of the period		Increase during the period		Decrease during the period		Balance at the end of the period		Remarks
	Number of bonds	Amount	Number of bonds	Amount	Number of bonds	Amount	Number of bonds	Amount
FILP Agency Bonds (Public offering)	1	20,000,000,000	0	0	1	20,000,000,000	0	0

*	JICA is jointly liable for obligations arising from the above bonds issued by the former Japan Bank for International Cooperation which was succeeded by the Japan Bank for International Cooperation.

(11) Details of remunerations and salaries of officers and employees

	(Unit: Thousands of yen, persons)

Classification	Remunerations or salaries		Retirement benefits
	Payment amount	Number of people	Payment amount	Number of people

Officers	(1,380)	(1)	(-)	(-)
	57,247	12	3,738	3

Employees	(845)	(1)	(-)	(-)
	5,753,105	1,972	210,098	67

Total	(2,225)	(2)	(-)	(-)
	5,810,353	1,984	213,836	70

(Notes)

1. Payment standard of remunerations and retirement benefits to officers

Remunerations and retirement benefits to officers are paid based on “Rules on Remuneration for Officers” and “Rules on Retirement Benefits for Officers” in place for Incorporated Administrative Agency - Japan International Cooperation Agency.

2. Payment standard of salaries and retirement benefits to employees

Salaries and retirement benefits to employees are paid based on “Rules on Salaries for Employees” and “Rules on Retirement Benefits for Employees” in place for Incorporated Administrative Agency - Japan International Cooperation Agency.

3. Number of people As for the number of people to whom remunerations or salaries are paid, the average number of JICA officers or employees during the period is used.

4. Others Figures in parentheses ( ) indicate the number of part-time officers or employees classified as external members.

(12) Details of main assets, liabilities, and expenses, other than those mentioned above

Operating and administrative expenses	(Unit: Yen)

Classification	Amount
Operating expenses	6,420,585,473

Information system-related expenses	6,826,196,670

Rent expenses on real estate	339,376,179

Travelling and transportation expenses	1,145,814,740

Other expenses	6,842,251,589

Total	21,574,224,651

(13) Details of affiliated companies

Corporation type and name	(Affiliated companies pursuant to Paragraph 2 (2), Article 120 of the Accounting Standards for Incorporated Administrative Agencies)		(Affiliated companies pursuant to Paragraph 2 (2), Article 120 of the Accounting Standards for Incorporated Administrative Agencies)

Items	KAFCO Japan Investment Co., Ltd.		Nippon Amazon Aluminum Co., Ltd.

Outline of operations	Production of urea and ammonia in Chittagong, People’s Republic of Bangladesh		Production of alumina and smelting ammonium in the State of Para, Federative Republic of Brazil

Name of officers

Number of officers: 9

President and CEO: Tomohiko Hirano

Executive Vice President: Taku Miyazaki

(Director General of Credit Risk Analysis and Environmental Review Department of JICA, Seconded)

Auditor: Koji Noda

(Aid Coordination Advisor of JICA, Seconded)

			Number of officers: 12 President and CEO: Toshiro Okada Auditor: Toshio Nagase (The Chief Representative of JICA Laos Office, Seconded)
Association chart on transactions between affiliated companies and JICA

	JICA	KAFCO Japan Investment Co., Ltd.	JICA	Nippon Amazon Aluminum Co., Ltd

	(Equity Investment)		(Equity Investment)

Assets	¥11,539,928,474		¥62,291,441,713
Liabilities	¥61,217,075		¥671,819,197
Capital	¥5,023,900,000		¥58,564,532,140
Retained earnings	¥6,454,811,399		(¥2,321,649,242)
Operating revenues	¥6,756,529,701		¥112,592,996
Ordinary (loss) income	¥6,640,027,571		(¥649,494,864)
Net (loss) income	¥5,926,970,954		(¥650,704,864)
Unappropriated (loss) income for the current fiscal year	¥6,120,219,659		(¥2,542,790,842)

Number of company shares owned by JICA, acquisition cost, balance sheet amount, etc.

•

Number of company shares owned by JICA: 46,606 shares

•

Acquisition cost: ¥2,436,204,983

•

Balance sheet amount: ¥2,636,509,172 (An increase of ¥61,374,166 from the end of the previous fiscal year)

•

Legal basis: Item 2 (b), Paragraph 1, Article 13 of the Act of the Incorporated Administrative Agency - Japan International Cooperation Agency

•

Applicable provision of the act: To lend a person designated by the Minister for Foreign Affairs, such as an organization like a juridical person in Japan or the Developing Area, the funds required for the execution of their Development Projects or making capital contributions to such persons where there is a special necessity in order to effectuate Development Projects.

•

Purpose of investment: Capital contribution to the production of urea and ammonia by the company

•

Date of the initial investment: July 27, 1990

•

Number of company shares owned by JICA: 496,652,800 shares

•

Acquisition cost: ¥25,066,535,300

•

Balance sheet amount: ¥17,883,975,490 (A decrease of ¥189,851,568 from the end of the previous fiscal year)

•

Legal basis: Item 2 (b), Paragraph 1, Article 13 of the Act of the Incorporated Administrative Agency - Japan International Cooperation Agency

•

Applicable provision of the act: To lend a person designated by the Minister for Foreign Affairs, such as an organization like a juridical person in Japan or the Developing Area, the funds required for the execution of their Development Projects or making capital contributions to such persons where there is a special necessity in order to effectuate Development Projects.

•

Purpose of investment: Capital contribution to the smelting of alumina and aluminum

•

Date of the initial investment: August 29, 1978

Details of receivables and payables	N/A		N/A
Details of debt guarantee	N/A		N/A

Amounts and ratios in relation to gross sales, order placement by JICA, etc. (Amounts and ratios of competitive contracts, planning competitions and public selections, and non-competitive negotiated contracts)

	N/A		N/A

(Note 1)  The above amount pertains to the period from September 1, 2024, through August 31, 2025.

(Note 2)  Karnaphuli Fertilizer Company Limited, an investee of KAFCO Japan Investment Co., Ltd., does not qualify as an affiliate under 2 (2), Article 120 of the Accounting Standards for Incorporated Administrative Agencies. As the significance of the information for disclosure purposes is considered limited, it has been omitted.

			(Note) The above amount pertains to the period from January 1, 2025, through December 31, 2025.

Corporation type and name	(Affiliated companies pursuant to Paragraph 2 (2), Article 120 of the Accounting Standards for Incorporated Administrative Agencies)		(Affiliated companies pursuant to Paragraph 2 (2), Article 120 of the Accounting Standards for Incorporated Administrative Agencies)
Items	SPDC Ltd.		Sumatra Pulp Corporation

Outline of operations	Production and sales of ethylene glycol and other petrochemical products in the Al Jubail Industrial Area, Eastern Province of Kingdom of Saudi Arabia		Construction of a pulp mill to manufacture wood pulp from afforested acacia mangium, and production and sale of wood pulp in Muara Enim, South Sumatra, Republic of Indonesia

Name of officers	Number of officers: 18 President and CEO: Osamu Takeuchi Managing Director: Tsutomu Kudo (The Chief Representative of JICA Myanmar Office, Seconded)

Number of officers: 6

President and CEO: Takuya Enomoto

Executive Vice President: Koji Noda (Aid Coordination Advisor of JICA, Seconded)

Auditor: Shigeo Honzu (Senior Deputy Director General and Deputy Director General for Private Sector Investment Finance, JICA, Concurrent position)

Association chart on transactions between affiliated companies and JICA
	JICA	SPDC Ltd.	JICA	Sumatra Pulp Corporation
	(Equity Investment)		(Equity Investment)

Assets	¥86,041,757,463		¥11,747,653
Liabilities	¥25,834,859,351		¥907,913,387
Capital	¥14,200,000,000		¥100,000,000
Retained earnings	¥46,006,898,112		(¥996,165,734)
Operating revenues	¥1,351,252,769		¥36,011,155
Ordinary (loss) income	(¥353,230,285)		(¥28,359,376)
Net (loss) income	¥1,828,791,596		(¥28,539,433)
Unappropriated (loss) income for the current fiscal year	¥23,956,898,112		(¥996,165,734)

Number of company shares owned by JICA, acquisition cost, balance sheet amount, etc.

•

Number of company shares owned by JICA: 2,107,500 shares

•

Acquisition cost: ¥7,269,880,619

•

Balance sheet amount: ¥21,854,366,156 (An increase of ¥193,827,515 from the end of the previous fiscal year)

•

Legal basis: Item 2 (b), Paragraph 1, Article 13 of the Act of the Incorporated Administrative Agency - Japan International Cooperation Agency

•

Applicable provision of the act: To lend a person designated by the Minister for Foreign Affairs, such as an organization like a juridical person in Japan or the Developing Area, the funds required for the execution of their Development Projects or making capital contributions to such persons where there is a special necessity in order to effectuate Development Projects.

•

Purpose of investment: Capital contribution to the manufacturing of ethylene glycol and other petrochemical products

•

Date of the initial investment: June 17, 1981

•

Number of company shares owned by JICA: 114,032 shares

•

Acquisition cost: ¥2,758,289,455

•

Balance sheet amount: ¥1 (No changes from the end of the previous fiscal year)

•

Legal basis: Item 2 (b), Paragraph 1, Article 13 of the Act of the Incorporated Administrative Agency - Japan International Cooperation Agency

•

Applicable provision of the act: To lend a person designated by the Minister for Foreign Affairs, such as an organization like a juridical person in Japan or the Developing Area, the funds required for the execution of their Development Projects or making capital contributions to such persons where there is a special necessity in order to effectuate Development Projects.

•

Purpose of investment: Capital contribution to the pulp manufacturing business

•

Date of the initial investment: April 21, 1995

Details of receivables and payables	N/A		N/A
Details of debt guarantee	N/A		N/A

Amounts and ratios in relation to gross sales, order placement by JICA, etc. (Amounts and ratios of competitive contracts, planning competitions and public selections, and non- competitive negotiated contracts)

	N/A		N/A

(Note)   The above amount pertains to the period from January 1, 2025, through December 31, 2025.

(Note2)   Eastern Petrochemical Company, an investee of SPDC Ltd., does not qualify as an affiliate under 2 (2), Article 120 of the Accounting Standards for Incorporated Administrative Agencies. As the significance of the information for disclosure purposes is considered limited, it has been omitted.

			(Note) The above amount pertains to the period from April 1, 2024, through March 31, 2025.

Corporation type and name	(Affiliated companies pursuant to Paragraph 2 (2), Article 120 of the Accounting Standards for Incorporated Administrative Agencies)		(Affiliated companies pursuant to Paragraph 2 (2), Article 120 of the Accounting Standards for Incorporated Administrative Agencies)
Items	Japan Saudi Arabia Methanol Co., Inc.		JAPAN ASEAN Women Empowerment Fund

Outline of operations	Production of methanol in the Al-Jubail Industrial Area, Eastern Province of Kingdom of Saudi Arabia		Investment and / or loan to Microfinance Institutes for empowerment of women in ASEAN countries

Name of officers

Number of officers: 12

President and CEO: Shinichi Tokuda

Managing Director and General Manager of the General Affairs Department: Kensuke Fukawa (Director General of Credit and Facility Administration Department, JICA, Concurrent position)

Full-time auditor: Takatoshi Nishikata (Director General of Office of Audit, JICA, Seconded)

			Number of officers: 3 Chairperson: Peter Fanconi Director: Christophe Grünig Director: Tetsuro Uemae
Association chart on transactions between affiliated companies and JICA
	JICA	Japan Saudi Arabia Methanol Co., Inc.	JICA	JAPAN ASEAN Women Empowerment Fund
	(Equity Investment)		(Equity Investment)

Assets	¥124,649,053,185		¥36,191,036,302
Liabilities	¥53,361,828,011		¥1,405,887,912
Capital	¥2,310,000,000		¥34,785,148,389
Retained earnings	¥69,258,814,174		(¥3,548,666,852)
Operating revenues	¥51,366,583,529		¥2,691,469,757
Ordinary (loss) income	¥1,552,965,110		¥980,103,816
Net (loss) income	¥1,030,144,919		¥980,103,816
Unappropriated (loss) income for the current fiscal year	¥66,529,803,466		(¥3,548,666,852)

Number of company shares owned by JICA, acquisition cost, balance sheet amount, etc.

•

Number of company shares owned by JICA: 1,386,000 shares

•

Acquisition cost: ¥7,149,297,104

•

Balance sheet amount: ¥21,602,189,446 (An increase of ¥312,165,127 from the end of the previous fiscal year)

•

Legal basis: Item 2 (b), Paragraph 1, Article 13 of the Act of the Incorporated Administrative Agency - Japan International Cooperation Agency

•

Applicable provision of the act: To lend a person designated by the Minister for Foreign Affairs, such as an organization like a juridical person in Japan or the Developing Area, the funds required for the execution of their Development Projects or making capital contributions to such persons where there is a special necessity in order to effectuate Development Projects.

•

Purpose of investment: Capital contribution to the methanol manufacturing business

•

Date of the initial investment: December 17, 1979

•

Number of company shares owned by JICA: 6,000 shares

•

Acquisition cost: ¥6,454,158,320

•

Balance sheet amount: ¥9,235,868,389 (An increase of ¥245,168,389 from the end of the previous fiscal year)

•

Legal basis: Item 2 (b), Paragraph 1, Article 13 of the Act of the Incorporated Administrative Agency - Japan International Cooperation Agency

•

Applicable provision of the act: To lend a person designated by the Minister for Foreign Affairs, such as an organization like a juridical person in Japan or the Developing Area, the funds required for the execution of their Development Projects or making capital contributions to such persons where there is a special necessity in order to effectuate Development Projects.

•

Purpose of investment: Capital contribution to the fund

•

Date of the initial investment: October 21, 2016

Details of receivables and payables	N/A		N/A
Details of debt guarantee	N/A		N/A

Amounts and ratios in relation to gross sales, order placement by JICA, etc. (Amounts and ratios of competitive contracts, planning competitions and public selections, and non- competitive negotiated contracts)

	N/A		N/A

(Note1)   The above amount pertains to the period from January 1, 2025, through December 31, 2025.

(Note2)   JSMC PANAMA S.A., an investee of Japan Saudi Arabia Methanol Co., Inc., does not qualify as an affiliate under 2 (2), Article 120 of the Accounting Standards for Incorporated Administrative Agencies. As the significance of the information for disclosure purposes is considered limited, it has been omitted.

			(Note) The above amount pertains to the period from January 1, 2025, through December 31, 2025.

Corporation type and name	(Affiliated companies pursuant to Paragraph 2 (2), Article 120 of the Accounting Standards for Incorporated Administrative Agencies)
Items	Ship Aichi Medical Service Limited

Outline of operations	Establishment and operation of a private general hospital in Dhaka, People’s Republic of Bangladesh

Name of officers

Number of officers: 9

Chairman: Hideo Kojima

Managing Director: Dr. Moazzem Hossain Director: Kiyoshi Amada (Special Advisor to Chief

Representative on Industrial Development and Private Partnership of JICA Bangladesh Office, Concurrent position)

Association chart on transactions between affiliated companies and JICA
	JICA	Ship Aichi Medical Service Limited
	(Equity Investment)

Assets	¥4,769,182,569
Liabilities	¥3,002,851,694
Capital	¥5,032,831,230
Retained earnings	(¥3,266,500,355)
Operating revenues	¥408,288,704
Ordinary (loss) income	(¥1,115,079,882)
Net (loss) income	(¥1,127,848,864)
Unappropriated (loss) income for the current fiscal year	(¥3,266,500,355)
Number of company shares owned by JICA, acquisition cost, balance sheet amount, etc.

•

Number of company shares owned by JICA: 560,000 shares

•

Acquisition cost: ¥748,809,600

•

Balance sheet amount: ¥257,368,200 (A decrease of ¥143,244,792 from the end of the previous fiscal year)

•

Legal basis: Item 2 (b), Paragraph 1, Article 13 of the Act of the Incorporated Administrative Agency - Japan International Cooperation Agency

•

Applicable provision of the act: To lend a person designated by the Minister for Foreign Affairs, such as an organization like a juridical person in Japan or the Developing Area, the funds required for the execution of their Development Projects or making capital contributions to such persons where there is a special necessity in order to effectuate Development Projects.

•

Purpose of investment: Capital contribution to the establishment and operation of a private general hospital

•

Date of the initial investment: May 22, 2019

Details of receivables and payables	N/A
Details of debt guarantee	N/A
Amounts and ratios in relation to gross sales, order placement by JICA, etc. (Amounts and ratios of competitive contracts, planning competitions and public selections, and non- competitive negotiated contracts)	N/A

(Note)   The above amount pertains to the period from July 1, 2024, through June 30, 2025.

(Note 2)  Ship Medical & Consumable Supplies Limited, an investee of Ship Aichi Medical Service Limited, does not qualify as an affiliate under 2 (2), Article 120 of the Accounting Standards for Incorporated Administrative Agencies. As the significance of the information for disclosure purposes is considered limited, it has been omitted.

Corporation type and name	(Relevant public interest corporations, etc.)				(Relevant public interest corporations, etc.)

Items	The Overseas Coastal Area Development Institute of Japan				Institute of the Solar Boat
Outline of operations

(1) Project Research and Study Activities

(i)  Conduct research and studies on coastal area development and international logistics worldwide

(ii)   Implement cooperation projects related to coastal area development and logistics overseas

(2) International Cooperation Support Activities

(i)  Promote the transfer of Japan’s technologies related to coastal area development and logistics to other countries

(ii)   Collect and analyze information on coastal area development and international logistics worldwide

(3) International Exchange and Public Relations Activities

(i)  Promote international exchange with overseas researchers and experts in coastal area development and logistics

(ii)   Organize research meetings, seminars, and lectures, and publish materials on coastal area development and international logistics worldwide

(iii)  Conduct joint research with domestic and international research institutions on coastal area development and international logistics worldwide

(4) Other Activities

Carry out other activities necessary to achieve the objectives of the Center

					(1) Conservation and restoration of Cultural Properties (2) Research and studies on Cultural Properties (3) Collecting and providing information on Cultural Properties
Name of officers	Number of officers: 8 Director: Koichi Miyake				Number of officers: 10 Director: Sakuji Yoshimura

Association chart on transactions between relevant public interest corporations and JICA
		The Overseas Coastal Area Development Institute of Japan
	JICA				JICA		Institute of the Solar Boat

		(Operation Consignment)				(Operation Consignment)

Assets		¥2,303,766,791					¥39,710,167

Liabilities		¥212,203,251					¥24,403,804

(Statement of changes in net assets)

Balance of net assets at the beginning of the fiscal year		¥2,001,883,241					-

Changes in general net assets

¡ Revenues	¡ Revenues				¡ Revenues

- Subsidy received, etc.	- Subsidy received, etc.	0			- Subsidy received, etc.		-

- Other revenues	- Other revenues	¥1,086,754,968			- Other revenues		-

¡ Expenses	¡ Expenses	¥997,074,669			¡ Expenses		-

Changes in specified net assets

¡ Revenues	¡ Revenues				¡ Revenues

- Subsidy received, etc.	- Subsidy received, etc.	0			- Subsidy received, etc.		-

- Other revenues	- Other revenues	0			- Other revenues		-

¡ Expenses	¡ Expenses	0			¡ Expenses		-

Balance of net assets at the end of the fiscal year		¥2,091,563,540					¥15,306,363

(Statement of activities)

Balance of net assets at the beginning of the fiscal year		-					¥1,626,487

Total revenues for the current period		-					¥60,861,338

Total expenditures for the current period		-					¥47,181,462

Net balance of revenues and expenditures for the current period		-					¥13,679,876

Details of contributions and donations to basic funds of relevant public interest corporations, etc. Details of membership expenses and burden charges to be borne in order to be allocated to management expenses, operating expenses, etc.

	N/A				N/A

Details of receivables and payables to relevant public interest corporations	Accounts Payable ¥234,097,305 Accounts Receivable N/A				N/A

Details of debt guarantee	N/A				N/A

Amounts and ratios in relation to operating revenues, order placement by JICA, etc. (amounts and ratios of competitive contracts, planning competitions and public selections, and non-competitive negotiated contracts)	Total operating revenues:	¥1,069,295,674			Total operating revenues:	¥46,863,416
	(Breakdown: JICA transactions		¥766,771,538	71.7%)	(Breakdown: JICA transactions			¥46,863,416	100.0%)
	Competitive contract (		¥0	0.0%)	Competitive contract	(		¥0	0.0%)
	Planning competition and public selection (		¥735,604,138	95.9%)	Planning competition and public selection	(		¥0	0.0%)
	Non-competitive negotiated contracts (		¥31,167,400	4.1%)	Non-competitive negotiated contracts	(		¥46,863,416	100.0%)
	Other (		¥0	0.0%)	Other	(		¥0	0.0%)

(Note 1)  Pursuant to the “Amendment Act to Promote Specified Nonprofit Activities” (established as Act No.70 of 2011), the statement of activities is prepared.

(Note 2)  The above amount pertains to the period from April 1, 2024, through March 31, 2025.